UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DARDEN RESTAURANTS, INC.

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August 4, 2010

Dear Shareholders:

On behalf of your Board of Directors, it is our pleasure to invite you to attend the 2010 Annual Meeting of Shareholders of Darden Restaurants, Inc. We will hold the meeting on Tuesday, September 14, 2010, at 10:00 a.m., Eastern Daylight Savings Time, at the Hyatt Regency Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida 32827. All holders of our outstanding common shares as of the close of business on July 21, 2010, are entitled to vote at the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

The accompanying notice of meeting and proxy statement contain details about the business to be conducted at the meeting. Please read these documents carefully. We will set aside time at the meeting for discussion of each item of business and provide you with the opportunity to ask questions. If you will need special assistance at the meeting because of a disability, please contact Paula J. Shives, Corporate Secretary, Darden Restaurants, Inc., 1000 Darden Center Drive, Orlando, Florida 32837, phone (407) 245-6565.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to the proxy card or Notice of Availability of Proxy Materials for more information on how to vote your shares at the meeting.

Your vote is important. Thank you for your support.

Sincerely,

Clarence Otis, Jr.
Chairman of the Board of Directors and
Chief Executive Officer

DARDEN RESTAURANTS, INC.

PROXY STATEMENT

DARDEN RESTAURANTS, INC.

1000 Darden Center Drive

Orlando, Florida 32837

NOTICE OF

2010 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 14, 2010

Time:	10:00 a.m., Eastern Daylight Savings Time, on Tuesday, September 14, 2010

Place:	Hyatt Regency Orlando International Airport 9300 Airport Boulevard Orlando, Florida 32827

Items of Business:

1.      To elect a full Board of 12 directors from the named director nominees to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2.      To approve the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan;

3.      To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 29, 2011; and

4.      To transact such other business, if any, as may properly come before the meeting and any adjournment.

Who Can Vote:	You can vote at the meeting and any adjournment if you were a holder of record of our common stock at the close of business on July 21, 2010.

Website:	Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on September 14, 2010: The accompanying Proxy Statement and our 2010 Annual Report to Shareholders are available at www.darden.com. In addition, you may access these materials at www.proxyvote.com. Instructions for requesting a paper copy of these materials are set forth on the Notice of Availability of Proxy Materials sent to our shareholders of record as of July 21, 2010.

Date of Mailing:	This Notice of 2010 Annual Meeting of Shareholders and the Proxy Statement are first being distributed or otherwise furnished to shareholders on or about August 4, 2010.

By Order of the Board of Directors

Paula J. Shives
Senior Vice President,
General Counsel and Secretary

August 4, 2010

DARDEN RESTAURANTS, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 14, 2010

The Board of Directors (the “Board”) of Darden Restaurants, Inc. (“Darden”, the “Company”, “we”, “us” or “our”) is soliciting your proxy for use at the 2010 Annual Meeting of Shareholders to be held on September 14, 2010. This proxy statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote at the meeting. This proxy statement and the proxy card are first being distributed or otherwise furnished to shareholders on or about August 4, 2010.

CORPORATE GOVERNANCE AND BOARD ADMINISTRATION

Corporate governance is the foundation for the effective and ethical governance of all public companies. Our Board is committed to the highest standards of corporate governance and ethical business conduct, providing accurate information with transparency and complying fully with the laws and regulations applicable to our business. This commitment supports our reputation for success with integrity and efforts to increase shareholder value. Our corporate governance practices are governed by our Articles of Incorporation, Bylaws, Corporate Governance Guidelines, Board Committee Charters, Lead Director and Shareholder Communication Procedures, Code of Business Conduct and Ethics, and Insider Trading Policy. You can access these documents at www.darden.com to learn more about the framework for our corporate governance practices. Copies are also available in print, free of charge, to any shareholder upon written request addressed to our Corporate Secretary.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that specifically address key governance practices and policies. The Nominating and Governance Committee of the Board oversees governance issues and recommends changes to the Company’s governance guidelines, policies and practices as appropriate. Our Corporate Governance Guidelines cover many important topics, including:

•	Director responsibilities;

•	Director qualification standards;

•	Director independence;

•	Director access to senior management and independent advisors;

•	Director compensation;

•	Approval of Chief Executive Officer and senior management succession plans; and

•	An annual performance evaluation of the Board and each of the Board committees, and a triennial in-depth performance evaluation of the Board.

The Corporate Governance Guidelines also include policies on certain specific subjects, including those that:

•	Require meetings at least four times annually of the independent directors in executive session without our Chief Executive Officer present;

•	Require a letter of resignation from directors upon a significant change in their personal circumstances, including a change in or termination of their principal job responsibilities;

•	Limit the number of other boards that directors may serve on;

•	Provide that no member of the Audit Committee may serve on the audit committee of more than three public companies; and

•	Provide a mandatory retirement age for directors.

Director Independence

Our Corporate Governance Guidelines require that at least two-thirds of the Board be independent directors, as defined under the rules of the New York Stock Exchange (“NYSE”). Our Corporate Governance Guidelines include categorical standards of independence to assist the Board in making determinations regarding the independence of our directors. The current Board consists of 12 directors, two of whom are currently employed by the Company (Messrs. Otis and Madsen). The Board conducted an annual review of director independence and affirmatively determined that all of the 10 non-employee directors (Mss. Harker and Sastre and Messrs. Berry, Donald, Fraleigh, Hughes, Ledsinger, Lewis, Mack, and Rose) have no direct or indirect material relationship with us other than their service as directors and are independent. In making this determination the Board considers that in the ordinary course of business, transactions may occur between the Company, including its subsidiaries, and entities with which some of our directors are or have been affiliated. During this review process, the Board identified and took into account the following relationships: Mr. Fraleigh is an executive officer of Sara Lee Corporation and Ms. Sastre is an executive officer of Signature Flight Support. From time to time, in the ordinary course of business, the Company and its subsidiaries may conduct business with Sara Lee Corporation and Signature Flight Support. The Board determined that each of these relationships is immaterial and that our categorical standards of independence were met.

Related Party Transactions

The Company has adopted Related Party Transaction Policies and Procedures that require the Nominating and Governance Committee to approve or ratify each Interested Transaction with directors, executive officers, five-percent shareholders or any of their respective immediate family members. In making its determination, the Nominating and Governance Committee considers whether the Interested Transaction is consistent with the best interests of the Company and its shareholders and whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, as well as the extent of the related party’s interest in the transaction.

An “Interested Transaction” as defined in the policy is any transaction, arrangement or relationship in which (i) the amount involved exceeds $120,000 in any calendar year, (ii) the Company is a participant and (iii) any director, executive officer or five-percent shareholder or any of their respective immediate family members has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). Salary or compensation paid to a director or an executive officer that is required to be reported in this proxy statement is not considered an Interested Transaction.

There are no Interested Transactions or other related party transactions or relationships required to be reported in this proxy statement under Item 404 of the Securities and Exchange Commission (“SEC”)’s Regulation S-K.

Director Election Governance Practices

We do not have a “classified board,” or other system where directors’ terms are staggered; instead our full Board is elected annually. If a nominee for director in an uncontested election does not receive at least the majority of the votes cast, the director will promptly tender his or her resignation to the Board. The Nominating and Governance Committee will recommend to the Board whether to accept or reject the tendered resignation or whether other action should be taken. The Board is required to act on the tendered resignation and publicly disclose its decision and the rationale within 90 days from the date of certification of the election results. If a director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board may fill the vacancy or decrease the size of the Board. To be eligible to be a nominee for election or reelection as a director of the Company, a person must deliver to our Corporate Secretary a written agreement that he or she will abide by these requirements.

Board Leadership Structure

The Company’s Corporate Governance Guidelines provide “that the positions of Chairman of the Board and Chief Executive Officer be held by the same person, except in unusual circumstances or during transition periods to selecting a new Chairman or CEO. This combination has served the Company well throughout its history. The function of the Board in monitoring the performance of the senior management of the Company is fulfilled by the presence of outside directors of stature who have a substantive knowledge of the Company’s business.” The Board believes it is in the best interest of the Company and its shareholders for Mr. Otis to serve as both Chairman and Chief Executive Officer. His in-depth knowledge of the industry, and the issues, opportunities and challenges facing the Company enable decisive leadership with clear accountability, and enhance the Board’s ability to focus on the most strategic and critical issues.

The Company’s independent directors are led by Lead Director Odie Donald who, in accordance with our Corporate Governance Guidelines, chairs executive sessions of the non-employee directors and advises the Chairman and Board committee chairs with respect to agendas and information needs relating to Board and committee meetings. Mr. Donald, along with the other independent outside directors, brings experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company and industry-specific experience and expertise.

Succession Planning

The Board is actively engaged and involved in talent management. The Board reviews the Company’s people strategy in support of its business strategy at least annually. This includes a detailed discussion of the Company’s leadership bench and succession plans with a focus on key positions at the senior officer level.

Strong potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

Director Education

To foster our value of always learning, always teaching, the Corporate Governance Guidelines encourage director education. The Board also receives regular updates regarding new developments in corporate governance.

Board Role in Oversight of Risk Management

The Board assesses major risks facing the Company, and reviews options for their mitigation. The Audit Committee reviews the policies and practices developed and implemented by management to assess and manage risk, but is not required by its charter to duplicate the review of risk management or risk assessment processes that are performed by the Board, other Committees of the Board or other mechanisms. The charter for the Audit Committee requires, among other responsibilities, that it review the integrity of the Company’s financial reporting processes and internal controls, including the process for assessing risk of fraudulent financial reporting and significant financial risk exposures, including off balance sheet financing, if any, and the steps management has taken to monitor and report those exposures. Accordingly, in addition to its other duties, the Audit Committee periodically reviews risk assessment and management, including with respect to legal compliance, internal auditing and financial controls, litigation, and environmental, health and safety matters. The Audit Committee considers the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures designed to respond to and mitigate these risks, and receives reports from management and other advisors, including periodic risk assessment surveys conducted by the Company’s internal auditors. The Board and the Audit Committee regularly discuss with senior management the Company’s major risk exposures, their potential financial impact on the Company, and the steps, both short term and long-term, the Company takes to manage them.

Assessment of Risk of Compensation Programs

We believe that our compensation programs for executives and other employees are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not incent executives or other employees to take unnecessary or excessive risks. Specifically, we believe that the following features of our compensation programs (discussed in more detail in the Compensation Discussion and Analysis section below) help manage or mitigate risk:

•

The Company has allocated compensation among base salary and short and long term compensation target opportunities for executives in such a way as to not encourage excessive risk taking. Incentive compensation is not overly weighted toward short-term incentives; for example, the CEO’s maximum annual incentive award opportunity in 2009 represented approximately 21 percent of his target total direct compensation. In addition, both short-term and long-term incentives are subject to maximum payment amounts;

•

The mix of equity award instruments used under our long-term incentive program (a) includes full value awards; and (b) rewards different performance measures (currently, total shareholder return for stock options, and sales and diluted EPS growth for performance stock units);

•

Our annual and long-term compensation plans are reviewed by the Compensation Committee and any risks embedded in those plans are discussed and evaluated for appropriateness. Our incentive opportunities are designed to drive strong, sustainable growth and shareholder return;

•

The multi-year vesting of our equity awards aligns incentive compensation with shareholders’ interests by rewarding long-term stock appreciation rather than short-term performance, and account for the time horizon of risk;

•	Our Stock Ownership Guidelines encourage a focus on long-term growth in shareholder value; and

•	Our policies regarding recoupment and forfeiture of compensation discourage excessive or inappropriate risk taking.

Code of Business Conduct and Ethics

We have a comprehensive Code of Business Conduct and Ethics that applies to all employees. It covers many topics and addresses the particular responsibilities of our directors, our chief executive officer and our senior financial executives. We also have a Code of Business Conduct and Ethics for our directors.

We proactively promote ethical behavior by all employees and encourage our employees to talk to supervisors or other personnel when in doubt about the best course of action in a particular situation. To encourage employees to report violations of laws or our Code of Business Conduct and Ethics, the Code provides that we will not allow retaliation for reports made in good faith. We also are committed to ethical behavior in the communities we serve and our industry generally. The Darden Restaurants Foundation Diversity and Business Ethics Endowment, the first comprehensive diversity and business ethics endowment in the hospitality industry, was created with financial support from the Darden Restaurants, Inc. Foundation by the University of Florida’s Warrington College of Business.

We require all of our directors, officers and certain other corporate employees to complete an annual questionnaire and certification regarding compliance with the applicable Code of Business Conduct and Ethics.

PROPOSALS TO BE VOTED ON

PROPOSAL 1—ELECTION OF TWELVE DIRECTORS FROM THE NAMED

DIRECTOR NOMINEES

Our Board currently has 12 members, and each director stands for election every year. Proxies for this annual meeting cannot be voted for more than 12 directors. In the future, the Board may increase or decrease the size of the Board and appoint or nominate for election new directors.

The following directors are standing for election this year to hold office until the 2011 Annual Meeting of Shareholders and until their successors are elected and qualified. All were nominated by our Nominating and Governance Committee and have previously served on the Board. Each of the director nominees has consented to being named in this proxy statement and to serve as a director if elected. If a director nominee is not able to serve, proxies may be voted for a substitute nominated by the Board. However, we do not expect this to occur.

The Board of Directors recommends that you vote FOR each of the nominees to the Board.

Board Nominees

The following information is as of the date of this proxy statement. Included is information provided by each director, such as his or her age, all positions currently held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the specific information presented below regarding the experience, qualifications, attributes and skills that led our Board to the conclusion that the nominee should serve as a director, we also believe that each of our director nominees has a reputation for integrity, honesty and adherence to high ethical standards. Darden’s core purpose is to nourish and delight everyone we serve, as supported by our core values of integrity and fairness, respect and caring, diversity, always learning—always teaching, being “of service”, teamwork and excellence. As noted in our Corporate Governance Guidelines, our directors should reflect these core values, possess the highest personal and professional ethics, and be committed to representing the long-term interests of our shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment.

LEONARD L. BERRY

Director since 2001.

Leonard L. Berry, age 67, is Presidential Professor for Teaching Excellence, Distinguished Professor of Marketing and M.B. Zale Chair in Retailing and Marketing Leadership, Mays Business School, Texas A&M University, and Professor of Humanities in Medicine, College of Medicine, Texas A&M University. He joined the faculty of Texas A&M University in 1982. Dr. Berry is the Founder of the Center for Retailing Studies at Texas A&M University. During 2001-2002, he was a visiting scientist at the Mayo Clinic where he studied health care service. He is currently a director of Genesco Inc. and Lowe’s Companies, Inc.

The Nominating and Governance Committee concluded that Dr. Berry is qualified and should serve, in part, because of his significant achievements as a business scholar. His work has focused on, among other business topics, the study of successful practices and strategies in service and retail organizations, particularly customer service and hospitality and building and maintaining strong brands. His skills include knowledge of retail operations, consumer marketing/brand building, human resources, health care and corporate governance.

ODIE C. DONALD

Director since 1998.

Odie C. Donald, age 60, has served as President of Odie Donald Investment Enterprises, LLC, a private investment firm, since August 2003. Previously, Mr. Donald was a Consultant to (from July 2001 to December

2002) and President of (from April 2000 to July 2001) DIRECTV, Inc., a direct broadcast satellite television service and then a unit of Hughes Electronics Corporation. Mr. Donald served as Chief Executive Officer of Cable & Wireless Plc, a communications company serving the Caribbean and Atlantic Islands from 1999 to 2000. He retired as a Group Vice President in 1998 from BellSouth Corporation, a telecommunications company, after a 25 year career. He served as President of BellSouth Mobility, Inc., BellSouth’s cellular telecommunication division, from 1992 to 1998. He served from 2005 to 2006 as a director of Syniverse Holdings, Inc.

The Nominating and Governance Committee concluded that Mr. Donald is qualified and should serve, in part, because of his past experience as CEO and in senior executive-level operations and staff positions with media, technology and consumer-focused companies. His skills include knowledge of retail operations, consumer marketing/brand building, human resources, technology, and international operations.

CHRISTOPHER J. (CJ) FRALEIGH

Director since 2008.

Christopher J. (CJ) Fraleigh, age 46, was appointed as Chief Executive Officer of Sara Lee North America Retail and Foodservice and Executive Vice President of Sara Lee Corporation, a global consumer products company, in November 2007. Mr. Fraleigh has also served as the Chief Operating Officer of Sara Lee North America from November 2007 to 2008. In addition, he held the office of Chief Executive Officer of Sara Lee Food & Beverage and Senior Vice President of Sara Lee Corporation from January 2005 to November 2007. Mr. Fraleigh was General Manager of GMC-Buick, a division of General Motors, during 2004 and Executive Director of Advertising and Corporate Marketing from 2001 to 2004 for General Motors Corporation. From 1999 to 2001, Mr. Fraleigh served as Vice President, Colas for PepsiCo, Inc., a food and beverage manufacturer. He served from 2006 to 2007 as a director of Sabre Holdings Corporation.

The Nominating and Governance Committee concluded that Mr. Fraleigh is qualified and should serve, in part, because of his senior level executive experience in large, complex, retailing and global brand management companies. His skills include knowledge of consumer marketing/brand building, franchising, and supply chain management and distribution.

VICTORIA D. HARKER

Director since November 2009.

Victoria D. Harker, age 45, has served as the Executive Vice President and Chief Financial Officer of AES Corporation, a global power company with generation and distribution businesses, since January 2006. She held the position of Acting Chief Financial Officer, Senior Vice President and Treasurer of MCI, Inc., a telecommunications company, from November 2002 to January 2006. Prior to that, Ms. Harker served as Chief Financial Officer of MCI Group, a unit of WorldCom Inc., from 1998 to 2002.

The Nominating and Governance Committee concluded that Ms. Harker is qualified and should serve, in part, because of her senior level executive experience in large, complex, global organizations. Her skills include knowledge of accounting and financial controls, corporate finance and strategy, technology, and mergers and acquisitions.

DAVID H. HUGHES

Director since 2001.

David H. Hughes, age 66, retired from Hughes Supply, Inc., which was an NYSE-listed, Fortune 500 diversified wholesale distributor of construction and industrial materials, equipment and supplies prior to its sale to The Home Depot, Inc. in 2006, after serving as Chairman of the Board from 1986 to 2006. Mr. Hughes also served as the Chief Executive Officer of Hughes Supply, Inc. from 1974 to 2003. Mr. Hughes is currently a director of SunTrust Banks, Inc. He served from 1998 to 2007 as a director of Brown & Brown, Inc. and from 1970 to 2005 as a director of Hughes Supply, Inc.

The Nominating and Governance Committee concluded that Mr. Hughes is qualified and should serve, in part, because of his general business management experience, including as a CEO and board member of public companies. His skills include knowledge of financial controls and accounting, corporate governance, supply chain and distribution, and mergers and acquisitions.

CHARLES A. LEDSINGER, JR.

Director since 2005.

Charles A. Ledsinger, Jr., age 60, has served as Chairman of the boards of directors of two-privately held companies, Realty Investment Company, Inc., an operating and investment company, and Sunburst Hospitality Corporation, a hotel and real estate operator, since May 2009. He was Vice Chairman from September 2006 to May 2009, Chief Executive Officer from August 1998 to July 2009 and President from August 1998 to September 2006 of Choice Hotels International, Inc., a lodging franchisor. Mr. Ledsinger served as President and Chief Operating Officer of St. Joe Company, a diversified real estate operating company, from February 1998 to August 1998, and Senior Vice President and Chief Financial Officer from May 1997 to February 1998. He was Senior Vice President and Chief Financial Officer of Harrah’s Entertainment, Inc., a casino operator, from June 1995 to April 1997. From August 1990 to June 1995, he was Senior Vice President and Chief Financial Officer of The Promus Companies, Incorporated, a hotel operator and the former parent of Harrah’s Entertainment, Inc. Mr. Ledsinger is currently a director of FelCor Lodging Trust Incorporated. He served from September 1998 to May 2009 as a director of Choice Hotels International, Inc. and in 2005 as a director of TBC Corporation.

The Nominating and Governance Committee concluded that Mr. Ledsinger is qualified and should serve, in part, because of his experience as a CEO and senior executive of public companies in the hospitality industry, including those that operated multiple hotel brands. His skills include knowledge of consumer marketing/brand building, hospitality operations, franchising, international operations, financial controls and accounting, corporate finance, supply chain and distribution and mergers and acquisitions.

WILLIAM M. LEWIS, JR.

Director since 2005.

William M. Lewis, Jr., age 54, has served as the Managing Director and Co-Chairman of Investment Banking for Lazard Ltd, an investment banking firm since April 2004. He held various positions with Morgan Stanley, an investment banking firm, from 1978 to 1980 and from 1982 to April 2004, including Managing Director and Co-Head of the Global Banking Department from 1999 to 2004. He served from 2005 to 2008 as a director of Federal Home Loan Mortgage Corporation.

The Nominating and Governance Committee concluded that Mr. Lewis is qualified and should serve, in part, because of his general business management expertise, including considerable experience in corporate finance. His skills include knowledge of corporate finance structure and strategies, the operation of the capital markets, and mergers and acquisitions.

SENATOR CONNIE MACK, III

Director since 2001.

Senator Connie Mack, III, age 69, has been a partner and senior policy advisor for Liberty Partners Group, a public policy consulting firm, since January 2010. From January 2007 to May 2010, he was a partner and senior policy advisor at Liberty Partners of Florida, LLC, a public policy consulting firm which focused on advocacy strategies at the state and federal levels of government. Senator Mack served as a senior policy advisor of the government relations practice group at King & Spalding LLP, a law firm, from February 2005 to December 2009 and at the law firm Shaw Pittman, LLP from February 2001 to February 2005. He served as a United States Senator (R-Florida) from 1989 to 2001 and as a United States Congressman (R-Florida) from 1983-1989. Prior to his government service, Senator Mack spent 16 years in commercial banking, including five years as president of the Florida National Bank of Lee County. Senator Mack is currently a director of Genzyme Corporation,

Moody’s Corporation and Mutual of America Life Insurance Co. He served from 2001 to 2010 as a director of EXACT Sciences Corporation, from 2006 to 2008 as a director of Spirit Aerosystems Holdings, Inc. and from 2002 to 2005 as a director of LNR Property Corporation.

The Nominating and Governance Committee concluded that Senator Mack is qualified and should serve, in part, because of his experience as a government senior leader, a business executive, and public policy advisor. His skills include knowledge of public policy and government relations.

ANDREW H. (DREW) MADSEN

Director since 2004.

Andrew H. (Drew) Madsen, age 54, has served as our President and Chief Operating Officer since November 2004. Previously, Mr. Madsen served as our Senior Vice President and President of Olive Garden® from March 2002 to November 2004. In addition, from December 1998 to March 2002, he was our Executive Vice President of Marketing for Olive Garden. He was President of International Master Publishers, Inc., a developer and marketer of consumer information products, from 1997 to December 1998. From 1993 until 1997, he held various positions at James River Corporation (now part of Koch Industries), including Vice President and General Manager for the Dixie consumer products unit. He began his career in 1980 as a Marketing Assistant at General Mills, Inc. While at General Mills, he worked on a variety of popular consumer food products including Wheaties Cereal and Yoplait Yogurt. His last position at General Mills was Vice President of Marketing. Mr. Madsen is currently a director of The Talbots, Inc.

The Nominating and Governance Committee concluded that Mr. Madsen is qualified and should serve, in part, because of his service as the President and Chief Operating Officer of the Company and in other leadership roles with the Company.

CLARENCE OTIS, JR.

Director since 2004.

Clarence Otis, Jr., age 54, has served as our Chairman of the Board since November 2005 and our Chief Executive Officer since November 2004. He was Executive Vice President of the Company from March 2002 until November 2004 and President of Smokey Bones Barbeque & Grill, a restaurant brand formerly owned and operated by us, from December 2002 until November 2004. Mr. Otis was our Senior Vice President from December 1999 until March 2002 and Chief Financial Officer from December 1999 until December 2002. Mr. Otis joined us in 1995 as Vice President and Treasurer, and served as Senior Vice President, Investor Relations from July 1997 to August 1998, and as Senior Vice President, Finance and Treasurer from August 1998 until December 1999. He was Managing Director and Manager of Public Finance for Chemical Securities, Inc. (now J.P. Morgan Securities, Inc.), an investment banking firm, from 1991 to 1995. Mr. Otis is currently a director of Verizon Communications, Inc., VF Corp, and the Federal Reserve Bank of Atlanta. He served from 2002 to 2005 as a director of St. Paul Travelers Companies, Inc.

The Nominating and Governance Committee concluded that Mr. Otis is qualified and should serve, in part, because of his service as the Company’s Chief Executive Officer and in other leadership roles with the Company.

MICHAEL D. ROSE

Director since 1995.

Michael D. Rose, age 68, was elected the Chairman of the Board of First Horizon National Corporation, a national financial services company, in January 2007. Since 1998, he has been a private investor and Chairman of the Board of Midaro Investments, Inc., a privately held investment firm. From May 2005 to May 2009, Mr. Rose served as Chairman of the Executive Committee of Gaylord Entertainment Company, a diversified entertainment company. He served as Chairman of the Board of Gaylord Entertainment Company from April 2001 to May 2005. Mr. Rose was Chairman of the Board of Promus Hotel Corporation, a franchiser and operator of hotel brands and formally a division of Promus Companies, Incorporated, from 1995 to 1997. From 1995 to 1996, he was Chairman of the Board of Harrah’s Entertainment, Inc., a casino operator and formally a division of Promus Companies, Incorporated. Mr. Rose served as Chairman of the Board from 1990 to 1995 and Chief Executive Officer from 1990 to 1994 of Promus Companies, Incorporated, a hotel operator. Mr. Rose is currently a director of First Horizon National Corporation, Gaylord Entertainment Company, and General Mills, Inc. He served from 1998 to 2005 as a director of Felcor Lodging Trust, Incorporated and from 1997 to 2006 as a director of Stein Mart, Inc.

The Nominating and Governance Committee concluded that Mr. Rose is qualified and should serve, in part, because of his extensive leadership experience, both as an executive and board member, in publicly traded companies, including having served as Chairman of the Board of five public companies. His skills include knowledge of hospitality operations, consumer marketing/brand building, franchising, international operations, financial accounting and strategy, corporate governance, real estate development and mergers and acquisitions.

MARIA A. SASTRE

Director since 1998.

Maria A. Sastre, age 55, has served as Chief Operating Officer of Signature Flight Support, a fixed based operation and distribution network for business aviation services, since May 2010. Ms. Sastre held the position of President and Chief Executive Officer of Take Stock in Children, a non-profit organization providing scholarships and mentors to Florida’s low-income, at-risk children, from January 2009 to May 2010. She served as Vice President of Sales and Marketing, Latin America and Caribbean, for Royal Caribbean International, Celebrity Cruises and Azamara Cruises, all units of Royal Caribbean Cruises, Ltd., a global cruise line company, from January 2007 to September 2008. From 2005 to 2007 she was Vice President, International, Latin America and Asia Sales and Marketing for Royal Caribbean International and Celebrity Cruises and from 2000 to 2004, she served as Vice President, Total Guest Satisfaction Services and Vice President, Fleet Operations, Hotel for Royal Caribbean International. Ms. Sastre was Vice President for Latin America and Miami from 1995 to 1999 and Director of International Sales and Marketing for Asia, Europe and Latin America from 1992 to 1995 for United Air Lines, Inc., a commercial air transportation company. Ms. Sastre is currently a director of Publix Super Markets, Inc. She served from 2003 to 2007 as a director of Laidlaw International, Inc.

The Nominating and Governance Committee concluded that Ms. Sastre is qualified and should serve, in part, because of her executive-level experience in operations and staff roles in consumer-facing companies. Her skills include knowledge of retail and hospitality operations, international operations, corporate finance, supply chain and distribution, and mergers and acquisitions.

PROPOSAL 2—APPROVAL OF AMENDED DARDEN RESTAURANTS, INC.

2002 STOCK INCENTIVE PLAN

We are seeking approval of our Darden Restaurants, Inc. 2002 Stock Incentive Plan (“2002 Plan”) as amended to increase the number of shares available for issuance under the plan from 12,700,000 to 18,300,000 and to make certain other changes.

The Board of Directors recommends a vote FOR the approval of the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan.

Background

The 2002 Plan was adopted by the Board on July 26, 2002 and approved by our shareholders on September 19, 2002. Amendments to the 2002 Plan were approved by the Board on June 16, 2006 and June 20, 2008, and by our shareholders on September 15, 2006 and September 12, 2008. The 2002 Plan provides for the grant of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards and other stock and stock-based awards to employees, officers, consultants, advisors and non-employee directors providing services to the Company or any of our affiliates that the Compensation Committee of our Board determines is an eligible person.

The 2002 Plan and the RARE Hospitality International, Inc. (“RARE”) Amended and Restated 2002 Long-Term Incentive Plan (“RARE Plan”), which is described below under “Equity Compensation Plan Information—RARE Plan,” are our only plans that allow us to issue shares of our common stock in connection with future awards of equity-based compensation. Up to an aggregate of 12,700,000 and 3,899,227 shares of our common stock can presently be issued pursuant to awards under the 2002 Plan and the RARE Plan, respectively, subject to adjustment pursuant to a stock split or other recapitalization in order to prevent dilution or enlargement of the benefits intended under the 2002 Plan and the RARE Plan. As of May 30, 2010, under the 2002 Plan and the RARE Plan, approximately 2,563,713 and 188,950 common shares, respectively, remained available for awards.

On June 22, 2010, the Board adopted amendments to the 2002 Plan, subject to approval of our shareholders, to:

•	Increase the maximum number of shares that are authorized for issuance under the 2002 Plan from 12,700,000 to 18,300,000;

•	Restate that the 2002 Plan prohibits the practice of “repricing” outstanding stock options or stock appreciation rights without shareholder approval;

•

Clarify that in the event that a dividend, stock split or other event would require an adjustment in order to prevent dilution or enlargement of benefits for awards under the 2002 Plan, then the Compensation Committee shall be required to adjust, in such manner it may deem equitable, among other things the limitations under the 2002 Plan relating to Section 162(m) of the Internal Revenue Code of 1986 (“Code”) and incentive stock option awards;

•

Clarify that the default approach for determining the fair market value of shares on a given date for purposes of the 2002 Plan, including for purposes of determining the exercise price of stock options, is the closing sales price of our common stock on the applicable date, unless the Compensation Committee otherwise determines;

•

Clarify that, upon the acquisition of another company, the Compensation Committee has the option to carry over any outstanding stock options, grants, and unused authority under the target company’s stock plans to the 2002 Plan; and

•	Establish a maximum duration of ten years for the 2002 Plan measured from the most recent date the 2002 Plan as amended is approved by shareholders.

A copy of the amended 2002 Plan is attached as Appendix A to this Proxy Statement, and is marked to show the amended language. We are asking you to approve the amended 2002 Plan at the annual meeting. The amended 2002 Plan will become effective upon approval by the shareholders. Approval of the amended 2002 Plan will have no effect on our other stock plans, which are described below under “Equity Compensation Plan Information.” Those plans will remain in effect whether or not the amended 2002 Plan is approved. The following summary of the amended 2002 Plan is qualified in its entirety by reference to the full text of the amended 2002 Plan.

Description of the 2002 Plan as Amended

Purpose

The Board believes that our success depends in large measure on our ability to attract and retain highly qualified officers, employees and non-employee directors who are motivated to put forth maximum effort on our behalf and on behalf of our shareholders. Compensation based on our common stock encourages these persons to align their interest with that of shareholders. The Board believes that the continuation of stock-based compensation programs is essential in attracting, retaining and motivating these individuals to enhance the growth of Darden and our subsidiaries, and the amended 2002 Plan allows for the continued use of stock-based compensation.

Eligibility and Term

Our employees, officers, consultants, advisors and non-employee directors providing services to us or any of our affiliates are eligible to receive awards under the amended 2002 Plan. As of May 30, 2010, 794 persons (102 officers, 682 other employees, and ten non-employee directors) were eligible to participate in the amended 2002 Plan. If the amended 2002 Plan is approved by shareholders, the term of the plan will be for ten years following the date of such approval.

Administration

The amended 2002 Plan is administered by the Compensation Committee, which is composed solely of non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (“Exchange Act”) and outside directors within the meaning of Section 162(m) of the Code. The amended 2002 Plan has been designed to meet the requirements of Section 162(m) of the Code regarding the deductibility of executive compensation, and is administered in accordance with the requirements under the Code for the award of “qualified performance-based compensation.” In addition, although all stock options granted under the amended 2002 Plan have been non-qualified stock options, it is intended that the 2002 Plan continue to qualify as an incentive stock option plan meeting the requirements of Section 422 of the Code.

The Compensation Committee may (subject to express limitations in the amended 2002 Plan):

•	Designate persons eligible for awards under the amended 2002 Plan;

•	Determine the type of award and number of shares covered by each award;

•	Determine the terms and conditions of any award or award agreement, including whether a participant shall be required to deposit shares of our common stock as a condition to receiving an award;

•	Accelerate the exercisability of (or lapse of restrictions relating to) any award;

•	Determine the types of consideration that may be used to exercise an award;

•	Interpret and administer the amended 2002 Plan and any award agreement; and

•	Establish rules for the administration of the amended 2002 Plan.

The Compensation Committee may also determine whether an award may be canceled, forfeited or suspended, and may amend or waive the terms and conditions of an outstanding award, but may not, without shareholder approval, reduce the exercise price of any outstanding option or SAR or cancel, exchange, substitute, buyout or surrender any outstanding option or SAR in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs, except to prevent dilution or enlargement of the benefits intended under the amended 2002 Plan in the case of a stock split or other recapitalization. The Compensation Committee may delegate its power under the amended 2002 Plan to one or more directors, including a director who is also a senior executive officer of the Company, except that the Compensation Committee may not delegate its powers to grant awards to our executive officers or directors who are subject to Section 16 of the Exchange Act or in a way that would violate Section 162(m) of the Code. The Board also may exercise the powers of the Compensation Committee at any time, provided its actions would comply with Section 162(m) of the Code.

Shares Available for Issuance

The aggregate number of shares of common stock that may be issued under all awards made under the amended 2002 Plan will be 18,300,000, subject to adjustment pursuant to a stock split or other recapitalization in order to prevent dilution or enlargement of the benefits intended under the amended 2002 Plan.

The amended 2002 Plan contains limitations on the number of shares that may be subject to certain awards. No eligible person may be granted awards under the amended 2002 Plan in any calendar year, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, for more than 1,000,000 shares, in the aggregate, subject to adjustment pursuant to a stock split or other recapitalization as provided in the amended 2002 Plan. The maximum number of shares available for granting incentive stock options under the amended 2002 Plan will be 18,300,000, subject to adjustment pursuant to the provisions of Section 422 or 424 of the Code or any successor provision.

The Compensation Committee may adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the amended 2002 Plan.

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates shall be counted against the aggregate number of shares available for awards under the amended 2002 Plan as follows:

•	With respect to stock options and SARs, the number of shares available for awards shall be reduced by one share for each share covered by such award or to which the award relates;

•

For SARs settled in shares upon exercise, the aggregate number of shares with respect to which the SAR is exercised, rather than the number of shares actually issued upon exercise, shall be counted against the number of shares available for awards under the amended 2002 Plan;

•

With respect to awards granted after September 15, 2006, other than stock options and SARs, the number of shares available for awards shall be reduced by two shares for each share covered by such award or to which such award relates; and

•

Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash shall not be counted against the aggregate number of shares available for awards under the amended 2002 Plan.

If any shares covered by an award or to which an award relates are not purchased or are forfeited or are reacquired by us (including shares of restricted stock, whether or not dividends have been paid on such shares), or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted pursuant to the amended 2002 Plan against the aggregate number of shares available under the amended 2002 Plan with respect to such award, to the extent of any such forfeiture, reacquisition, termination or cancellation, shall again be available for granting awards under the amended 2002 Plan. The amended 2002 Plan does not provide, however, for “net share counting,” so that shares that are used to pay the purchase price or exercise price of an award or used in connection with the satisfaction of tax obligations relating to an award will not be added to the number of shares available for granting awards under the amended 2002 Plan.

If, in connection with an acquisition of another company or all or part of the assets of another company by us, or in connection with a merger or other combination of another company with us, we either (i) assume stock options or other stock incentive obligations of such other company, or (ii) grant stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then the stock options or other stock incentive obligations so assumed or granted in substitution by us may, at the discretion of the Compensation Committee, be granted under the amended 2002 Plan in lieu of under the applicable pre-existing plan of such other company but none of the shares that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by us shall be charged against the aggregate number of shares issuable under the amended 2002 Plan.

Additionally, in the event that a company acquired by (or combined with) us has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, as provided under the amended 2002 Plan) may, at the discretion of the Compensation Committee, be used for awards under the amended 2002 Plan in lieu of awards under the applicable pre-existing plan of the other company and shall not reduce the shares authorized for grant under the amended 2002 Plan; provided that awards using such available shares under the other company’s pre-existing plan shall not be made after the date awards or grants could have been made under the terms of the other company’s pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to such acquisition or combination.

Types of Awards

Under the amended 2002 Plan, the Compensation Committee may award stock options (including both incentive and non-qualified stock options), SARs, restricted stock, restricted stock units, dividend equivalents, stock awards and other stock-based awards, and any combination of these awards. The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security that may be purchased under any other stock-based awards generally will not be less than 100 percent of the fair market value of our common stock on the date of grant.

Awards may be granted to participants for no cash consideration or for any cash or other consideration required by the Compensation Committee or applicable law, except that stock options or SARs that are not in-the-money may not be used as consideration for the grant of any award or cancelled and replaced with a grant of the same type or a different type of award under the amended 2002 Plan. Awards may provide that upon the grant or exercise thereof the holder will receive shares of common stock, cash or any combination thereof, as the Compensation Committee determines. All awards shall be evidenced by written notices or agreements containing the terms and conditions of the awards.

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price. The amended 2002 Plan provides that unless otherwise determined by the Compensation Committee, the fair market value of shares on a given date will be the closing sale price of our common stock reported on the NYSE on that date (or, if not open for trading on that date, on the most recent preceding date when it was open for trading).

SARs. The holder of a SAR will be entitled to receive the excess of the fair market value of one share of our common stock on the date the SAR is exercised (or, if the Compensation Committee so provides, as of any time during a specified period before or after the exercise date) over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The minimum vesting period for these awards is three years from the date of grant, unless the award is conditioned on individual performance or the performance of Darden or our affiliates, in which case the award may vest over a period of at least one year from the date of grant. The Compensation Committee also may permit accelerated vesting in the case of a participant’s death, disability or retirement or a change in control of the Company. If the participant’s employment or service as a director terminates during the restriction period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in our best interest to waive the remaining restrictions.

Dividend Equivalents. The holder of a dividend equivalent with respect to an award will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our shareholders, with respect to a number of shares determined by the Compensation Committee, subject to the terms of the amended 2002 Plan and the applicable award agreement. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not grant dividend equivalents in connection with grants of stock options or SARs.

Stock Awards for Non-Employee Directors. The Compensation Committee may grant unrestricted shares to non-employee directors for purposes consistent with the amended 2002 Plan, subject to terms and conditions determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee also is authorized to grant other types of awards that are denominated or payable in or otherwise related to our common stock, subject to terms and conditions determined by the Compensation Committee.

Transferability

Awards may only be transferred by will or by the laws of descent and distribution, except that a participant who is subject to Section 16 of the Exchange Act and has reached age 55 with ten years of service may make a gift of a non-qualified stock option to a “family member” as defined by the amended 2002 Plan. No award and no right under any award shall be transferable for consideration. During the lifetime of a participant, an award may be exercised only by the participant to whom the award is granted, except that non-qualified stock options transferred by a Section 16 reporting person to a “family member” may be exercised during the participant’s lifetime by the participant or the family member transferee.

Amendments

The Board may amend or terminate the amended 2002 Plan at any time, except that prior shareholder approval will be required for any amendment to the amended 2002 Plan that:

•	Requires shareholder approval under the rules or regulations of the SEC, the NYSE, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to us;

•	Increases the number of shares authorized under the amended 2002 Plan (except in the case of a stock split or other recapitalization);

•	Increases the number of shares subject to the award limitations described above under “Shares Available for Issuance” (except in the case of a stock split or other recapitalization);

•

Reduces the exercise price of outstanding options or SARs or cancels, exchanges, substitutes, buys out or surrenders outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs (except in the case of a stock split or other recapitalization); or

•	Permits the award of stock options or SARs with an exercise price less than 100 percent of the fair market value of a share of common stock on the date of grant.

Subject to the provisions of the amended 2002 Plan or an award agreement, the Compensation Committee may not amend any outstanding award agreement without the participant’s consent, if the action would adversely affect the participant’s rights.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and we will be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax may arise), and we will not be entitled to an income tax deduction but may incur a payroll tax liability. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and deductible by us.

Disposition of Shares Received upon Exercise of Options and SARs. The tax consequence to a holder of an option or SAR upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and upon whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Awards Other than Options and SARs. As to other awards granted under the amended 2002 Plan that are payable either in cash or shares of common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of common stock received (determined as of the date of receipt) over (b) the amount (if any) paid for the shares of common stock by the holder of the award. We will be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made under the Code, the holder of the award must recognize ordinary income equal to the excess of (x) the fair market value of the shares of common stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (y) the amount (if any) paid for the shares by the holder. We will be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the amended 2002 Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the amended 2002 Plan.

Application of Section 16. Special rules may apply to individuals subject to Section 16 of the Exchange Act if they purchase our common shares in a transaction that is not exempt under Section 16 within six months of an option exercise. In that case, unless a special election is made pursuant to the Code, shares received through exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our income tax deduction, are determined as of the end of that period.

Delivery of Shares for Tax Obligation. Under the amended 2002 Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the award) to us to satisfy federal and state tax obligations.

Section 409A of the Code. The Compensation Committee will administer and interpret the amended 2002 Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the amended 2002 Plan or any award agreement would result in such adverse consequences, the Compensation Committee may amend that provision or take other necessary action to avoid any adverse tax results and no such action shall be deemed to impair or otherwise adversely affect the rights of any holder of an award under the amended 2002 Plan.

Future Awards

No awards made under the amended 2002 Plan prior to the date of the 2010 Annual Meeting of Shareholders have been made subject to shareholder approval of the amended 2002 Plan. The number and types of awards that will be granted under the amended 2002 Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The market price per share of our common stock as of May 30, 2010, based on the closing price of our common shares on the NYSE, was $42.90.

Prior Awards Under the 2002 Plan

The following table sets forth the number of common shares covered by options and other awards granted to the executive officers named in the Summary Compensation Table below, director nominees and the specified groups set forth below under the 2002 Plan as of May 30, 2010.

Name and Position	Stock Options Granted	Restricted Stock Granted	Stock Granted	Performance Stock Units Granted
Clarence Otis, Jr., Chairman and Chief Executive Officer and director nominee	1,032,135	102,500	0	166,113
Andrew H. Madsen, President and Chief Operating Officer and director nominee	669,535	85,000	0	100,219
C. Bradford Richmond, Senior Vice President and Chief Financial Officer	223,334	11,999	0	43,081
David T. Pickens, President, Olive Garden	327,989	39,875	0	49,435
Eugene I. Lee, Jr., President, Speciality Restaurant Group	0	15,493	0	26,626
All current executive officers as a group (12 persons)	3,127,653	354,140	0	548,993
All current non-executive directors as a group (10 persons)	183,273	0	126,830	0
Leonard L. Berry, director nominee	12,000	0	10,352	0
Odie C. Donald, director nominee	12,000	0	14,578	0
Christopher J. Fraleigh, director nominee	0	0	10,024	0
Victoria D. Harker, director nominee	0	0	2,952	0
David H. Hughes, director nominee	14,254	0	18,482	0
Charles A. Ledsinger, Jr., director nominee	37,018	0	16,358	0
William M. Lewis, Jr., director nominee	37,648	0	15,447	0
Senator Connie Mack, III, director nominee	12,000	0	10,352	0
Michael D. Rose, director nominee	43,103	0	14,578	0
Maria A. Sastre, director nominee	15,250	0	13,707	0
Each associate of the above-mentioned directors, executive officers or nominees	0	0	0	0
Each other person who received or is to receive five percent of such awards	0	0	0	0
All current employees (other than executive officers) as a group (603 persons)	4,076,036	506,014	0	538,324
Grand Total	7,386,962	860,154	0	1,088,390

Equity Compensation Plan Information

The following table gives information about shares of our common stock issuable as of May 30, 2010 under our 2002 Plan, the RARE Hospitality International, Inc. Amended and Restated 2002 Long-Term Incentive Plan (the “RARE Plan”), our Stock Option and Long-Term Incentive Plan of 1995 (the “1995 Plan”), our Restaurant Management and Employee Stock Plan of 2000 (the “2000 Plan”), our Stock Plan for Directors (the “Director Stock Plan”), our Compensation Plan for Non-Employee Directors (the “Director Compensation Plan”) and our Employee Stock Purchase Plan.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(3)	12,527,763	$30.50	2,563,713	(4)
Equity compensation plans not approved by security holders(5)	2,481,374	$29.75	188,950	(6)
Total	15,009,137	$30.38	2,752,663

(1)	Includes options exercisable for common shares and deferred compensation obligations, unvested restricted stock units and performance stock units that may be paid out in common shares.

(2)	Relates solely to options exercisable for common shares.

(3)	Consists of the 2002 Plan, 1995 Plan and our Employee Stock Purchase Plan. The 2002 Plan has a “fungible share pool” approach to account for authorized shares. With respect to stock options and SARs, the number of shares available for awards is reduced by one share for each share covered by such award or to which the award relates. With respect to awards granted after September 15, 2006, other than stock options and SARs, the number of shares available for awards is reduced by two shares for each share covered by such award or to which such award relates. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash are not counted against the aggregate number of shares available for awards under the 2002 Plan.

(4)	Includes up to 2,016,269 shares of common stock that may be issued under awards under the 2002 Plan, and up to 547,444 shares of common stock that may be issued under our Employee Stock Purchase Plan. No new awards may be made under the 1995 Plan.

(5)	Consists of the RARE Plan, the 2000 Plan, the Director Stock Plan, and the Directors Compensation Plan, each of which is further described below.

(6)	Consists of shares available for future grants under the RARE Plan.

RARE Plan. We acquired RARE on October 1, 2007. The RARE Plan has not been approved by our shareholders, but was approved by the shareholders of RARE on May 8, 2007. The RARE Plan is administered by the Compensation Committee and provides for the issuance of common stock in connection with awards of non-qualified stock options, incentive stock options, restricted stock and restricted stock units. Persons eligible to receive awards under the RARE Plan are any employee, officer, director, consultant or advisor of the Company who, as of September 30, 2007, was an employee, officer, director, consultant or advisor to RARE or its subsidiaries or affiliates. The RARE Plan is designed to meet the requirements of Section 162(m) of the Code regarding the deductibility of executive compensation. The exercise price of stock options shall be determined by the Compensation Committee, but shall not be less than the fair market value of a share of common stock as of the grant date. No new awards may be granted under the RARE Plan after May 10, 2014, but the plan shall remain in effect as long as any awards under the plan are outstanding. The RARE Plan allows the Compensation Committee to specify the conditions of the awards, including but not limited to the vesting period, option period, termination provisions and transferability provisions.

The Compensation Committee further amended the RARE Plan on June 19, 2008, to provide a “fungible share pool” approach to manage authorized shares under the RARE Plan. If an award under the RARE Plan entitles the holder to receive or purchase shares of common stock, the shares covered by such award or to which the award relates shall be counted against the aggregate number of shares available for awards under the RARE Plan as follows:

•	With respect to stock options, the number of shares available for awards shall be reduced by one share for each share covered by such award or to which the award relates;

•

With respect to awards that were granted on or after June 19, 2008, other than stock options, the number of shares available for awards shall be reduced by two shares for each share covered by such award or to which such award relates; and

•

Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash shall not be counted against the aggregate number of shares available for awards under the RARE Plan.

If any shares covered by an award under the RARE Plan or to which an award relates are not purchased or are forfeited or are reacquired by the Company (including shares of restricted stock, whether or not dividends have been paid on such shares), or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted pursuant to the RARE Plan against the aggregate number of shares available under the RARE Plan with respect to such award, to the extent of any such forfeiture, reacquisition, termination or cancellation, shall again be available for granting awards under the RARE Plan. The RARE Plan does not provide, however, for “net share counting,” so that shares that are used to pay the exercise price of a stock option or are withheld upon exercise of a stock option to satisfy tax withholding requirements will not be added to the number of shares available for granting awards under the RARE Plan.

2000 Plan. The 2000 Plan provides for the issuance of up to 5,400,000 shares of common stock out of our treasury as non-qualified stock options, restricted stock or restricted stock units. No awards could be made under the 2000 Plan after January 1, 2004, but options and other awards granted prior to that time remain outstanding and will vest in accordance with their terms. Only our employees other than executive officers were eligible to receive awards under the 2000 Plan. The purpose of the 2000 Plan is to provide incentives and awards to employees who may be responsible for the management, growth and sound development of our restaurants, and to align the interests of employees with the interests of our shareholders. The 2000 Plan is administered by the Compensation Committee. The exercise price of a stock option granted under the 2000 Plan could not be less than the fair market value of the underlying stock on the date of grant, and no option could have a term of more than ten years. The options that are currently outstanding under the 2000 Plan generally vest one to four years after the date of grant and expire ten years from the date of grant. The 2000 Plan was approved by the Board.

Director Stock Plan. The Director Stock Plan provides for the issuance of up to 375,000 shares of common stock out of our treasury as non-qualified stock options, restricted stock, restricted stock units or stock awards. No awards could be made under the Director Stock Plan after September 30, 2000, but options and other awards granted prior to that time remain outstanding and will vest in accordance with their terms. Our non-employee directors were the only persons eligible to receive awards under the Director Stock Plan. The purpose of the Director Stock Plan is to provide incentives and awards to non-employee directors to align their interests with those of our shareholders. The Director Stock Plan is administered by the Compensation Committee. The exercise price of a stock option granted under the Director Stock Plan could not be less than the fair market value of the underlying stock on the date of grant, and no option could have a term of more than ten years. The options that are currently outstanding under the Director Stock Plan generally vest one to three years after the date of grant and expire ten years from the date of grant. The restrictions on restricted stock and restricted stock units granted under the Director Stock Plan generally lapse one year after the date of grant. The Director Stock Plan was approved by the Board.

Director Compensation Plan. The Director Compensation Plan provides for the issuance of up to 105,981 shares of common stock out of our treasury. No awards could be made under the Director Compensation Plan after September 30, 2005, but awards granted prior to that time remain outstanding and will vest in accordance with their terms. The Director Compensation Plan allowed us to award cash, deferred cash or common stock. Our non-employee directors were the only persons eligible to receive awards under the Director Compensation Plan. The purpose of the Director Compensation Plan is to provide incentives and awards to non-employee directors to align their interests with those of our shareholders. The Director Compensation Plan is administered by the Compensation Committee and was approved by the Board.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 29, 2011. KPMG LLP has served as our independent registered public accounting firm since 1995. Shareholder approval of this appointment is not required, but the Board is submitting the selection of KPMG LLP for ratification in order to obtain the views of our shareholders. If the appointment is not ratified, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement and to respond to appropriate questions by shareholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 29, 2011.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Meetings. During the fiscal year ended May 30, 2010 (“fiscal 2010”), the Board met five times. For the period of his or her Board service in fiscal 2010, each incumbent director attended at least 75 percent of the aggregate of the total number of meetings of the Board and the standing committees on which the director served.

Communications with Board. We believe that communication between the Board, shareholders and other interested parties is an important part of our corporate governance process. To this end, the Board has adopted Lead Director and Shareholder Communication Procedures that are available at www.darden.com. In general, shareholders and other interested parties may send communications to the attention of the Board, any individual director or the non-employee directors as a group, through the Lead Director. Communications may be sent in writing or via email to: Odie C. Donald, Lead Director, Darden Restaurants, Inc., c/o Paula J. Shives, Senior Vice President, General Counsel and Secretary, 1000 Darden Center Drive, Orlando, Florida 32837. Email: leaddirector@darden.com.

The Corporate Secretary will act as agent for the Lead Director in facilitating direct communications to the Board. The Corporate Secretary will review, sort and summarize the communications. The Corporate Secretary will not, however, “filter out” any direct communications from being presented to the Lead Director without instruction from the Lead Director, and in such event, any communication that has been filtered out will be made available to any non-employee director who asks to review it. The Corporate Secretary will not make independent decisions with regard to what communications are forwarded to the Lead Director. The Lead Director will forward communications as appropriate to the Board, individual directors or the non-employee directors as a group, and will respond to communications or direct others to respond, as appropriate.

Identifying and Evaluating Director Nominees. Our Nominating and Governance Committee has adopted a Director Nomination Protocol that describes in detail the process we use to fill vacancies and add new members to the Board. The Protocol is available at www.darden.com as Appendix A to the Nominating and Governance Committee charter.

Under the Director Nomination Protocol, in general, while there are no specific minimum qualifications for nominees, any candidate for service on the Board should possess the highest personal and professional ethics and be committed to representing the long-term interests of our shareholders. Director candidates should be committed to our core values (integrity and fairness, respect and caring, diversity, always learning—always teaching, being “of service,” teamwork and excellence) and possess a wide range of experience in the business world. We also will consider the candidate’s independence under applicable NYSE listing standards and our Corporate Governance Guidelines. In identifying and evaluating nominees for the Board, the Board assesses the background of each candidate in a number of different ways including a wide variety of qualifications, attributes and other factors recognizing that diverse viewpoints and experiences enhance the Board’s effectiveness. When reviewing and recommending new candidates, the Nominating and Governance Committee considers how each prospective member’s unique background, expertise and experience will contribute to the Board’s overall perspective and ability to govern. In identifying or selecting nominees for the Board, the Company’s Corporate Governance Guidelines provide that the Company seeks board members who will bring to the board a deep and wide range of experience in the business world, and have diverse problem-solving talents. We seek people who have demonstrated high achievement in business or another field, so as to enable them to provide strategic support and guidance for the Company. The guidelines further provide that the Company strives to maintain a board that reflects the gender, ethnic, racial and other diversity of our work force and restaurant guests, and also fosters diversity of thought. The Guidelines further note that recruiting, hiring and nurturing the careers of women and minorities and increasing the diversity of our suppliers are top priorities, and that the Company also intends to maintain the diversity of its Board.

The Nominating and Governance Committee will identify potential candidates for nomination, and a search firm may be engaged to identify additional candidates and assist with initial screening. The Chair of the Nominating and Governance Committee and the Chief Executive Officer perform the initial screening, obtain and review additional information, and identify candidates that they feel are best qualified to serve. The Chair of the Nominating and Governance Committee, the Chief Executive Officer and one or more representatives of the Board appointed by the Chairman of the Board will meet with the leading candidates to further assess their qualifications and fitness. The Board representatives and Chief Executive Officer will make a recommendation concerning the candidate to the Nominating and Governance Committee, which will consider whether to recommend the candidate to the full Board for nomination. Victoria D. Harker was elected by the Board on November 2, 2009 to a new Board seat. Ms. Harker was first identified as a candidate by a third party search firm and was recommended for appointment by the Nominating and Governance Committee.

Director Candidates Recommended by Shareholders. The Nominating and Governance Committee will consider candidates recommended by shareholders. The procedures that shareholders should use to nominate directors are provided under the question “How do I submit a shareholder proposal, nominate directors, or submit other business for next year’s annual meeting?” that appears in the “Questions and Answers About the Meeting and Voting” section of this proxy statement. There are no differences in the manner of evaluation if the nominee is recommended by a shareholder.

Director Attendance at Annual Meeting of Shareholders. Our Corporate Governance Guidelines provide that directors are expected to attend all scheduled Board and committee meetings and the annual meeting of shareholders. All of our then-incumbent directors attended last year’s annual meeting of shareholders.

Board Committees and Their Functions

General. Our Board has six standing committees that operate under charters adopted by the Board. Each charter is available at www.darden.com. Copies are available in print free of charge to any shareholder upon written request addressed to our Corporate Secretary. Each member of every committee, except the Executive Committee, is an independent director as defined in our Corporate Governance Guidelines and the NYSE listing standards. Unless otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board as a whole.

Executive Committee. The Executive Committee consists of six directors: Mr. Otis (Chair), Mr. Donald, Mr. Hughes, Senator Mack, Mr. Rose, and Ms. Sastre. The Executive Committee did not meet during fiscal 2010. Under our bylaws, the Executive Committee has the authority to take all actions that could be taken by the full Board. The Executive Committee may meet between regularly scheduled Board meetings to take such action as it determines is necessary for our efficient operation.

Audit Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act, as amended. The Audit Committee consists of five independent directors as defined in our Corporate Governance Guidelines, the NYSE listing standards and SEC rules: Mr. Hughes (Chair), Mr. Fraleigh, Ms. Harker, Senator Mack, and Ms. Sastre. The Board has determined that Mr. Hughes is an “audit committee financial expert” as such term is defined by SEC rules, and therefore possesses financial management expertise as required of at least one Audit Committee member by the NYSE listing standards. In addition, all members of the Audit Committee are financially literate under the NYSE listing standards. The Audit Committee met eight times during fiscal 2010 and has sole responsibility for appointing and terminating our independent registered public accounting firm. The Audit Committee’s primary purpose is to assist the Board in its oversight responsibilities to shareholders, specifically with respect to:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The independent registered public accounting firm’s qualifications and independence; and

•	The performance of our internal audit function and independent registered public accounting firm.

Another purpose of our Audit Committee is to furnish the report required by the SEC’s proxy rules that appears below in this proxy statement under the heading “Audit Committee Report.”

Compensation Committee. Our Compensation Committee consists of four independent directors: Mr. Rose (Chair), Dr. Berry, Mr. Donald, and Mr. Ledsinger. The Compensation Committee met six times during fiscal 2010. The primary responsibilities of our Compensation Committee include the following:

•

Review and approve corporate goals and objectives relevant to Chairman and Chief Executive Officer’s compensation, evaluate the Chairman and Chief Executive Officer’s performance in light of those goals and objectives, and make recommendations to the other independent directors who shall, together with the Compensation Committee, determine and approve the Chairman and Chief Executive Officer’s compensation based on this evaluation;

•

Make recommendations to the other independent directors who shall, together with the Compensation Committee, review and approve the compensation for employee directors other than the Chairman and Chief Executive Officer;

•	Review and approve the compensation of executive officers other than the Chairman and Chief Executive Officer and other employee directors;

•	Make recommendations to the other independent directors who shall, together with the Compensation Committee, determine and approve the compensation for the non-employee independent directors;

•

Review and discuss with management the Compensation Discussion and Analysis required to be included in our proxy statement and Annual Report on Form 10-K and, based on such review and discussion, determine whether or not to recommend to the Board that the Compensation Discussion and Analysis be so included; and

•	Produce the annual Compensation Committee Report for inclusion in our proxy statement.

The Compensation Committee may delegate its power under our 2002 Plan to one or more directors, including a director who is also a senior executive officer of Darden, except that the Compensation Committee may not delegate its powers under the Plan with regard to our executive officers or directors who are subject to Section 16 of the Exchange Act, or in such a manner as would cause the Plan to not comply with the requirements of Section 162(m) of the Code. Under its Charter, the Compensation Committee may delegate any of its administrative responsibilities under our compensation and benefit plans, subject to the applicable rules of the SEC, NYSE and the Internal Revenue Code, to any other person or persons, to the extent permitted by law.

See “Compensation Discussion and Analysis—Our Decision Making Process” for information with regard to the role of consultants and management in the Compensation Committee’s decision making process.

Finance Committee. Our Finance Committee consists of four independent directors: Ms. Sastre (Chair), Mr. Ledsinger, Mr. Lewis and Mr. Rose. The Finance Committee met twice during fiscal 2010. The primary responsibilities of our Finance Committee are to:

•	Review financial policies and performance objectives developed by management pertaining to capital spending and finance requirements, debt ratio, dividend policy and other financial matters;

•	Review material changes to our capital structure and financial arrangements, including timing and maturity of debt, common stock sales and repurchases, and acquisitions or joint ventures;

•	Review major borrowing commitments; and

•	Review and make recommendations regarding other significant financial transactions.

Nominating and Governance Committee. Our Nominating and Governance Committee consists of five independent directors: Mr. Donald (Chair), Dr. Berry, Mr. Hughes, Mr. Lewis, and Mr. Rose and met four times during fiscal 2010. The primary responsibilities of the Nominating and Governance Committee are to:

•

Identify individuals qualified to become Board members, consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of shareholders;

•	Review the adequacy of our corporate governance principles on a regular basis; and

•	Oversee the Board’s self-evaluation process.

The Nominating and Governance Committee has adopted a Director Nomination Protocol that describes the process by which we intend to fill vacancies and add new members to the Board. The Protocol is described in more detail above under the heading “Board of Directors—Identifying and Evaluating Director Nominees.” The Nominating and Governance Committee also considers questions of possible conflicts of interest involving our directors and our senior executive officers, recommends to the Board those directors determined to satisfy the requirements for “independence” as set forth in our Corporate Governance Guidelines and the NYSE listing standards, and considers for approval or ratification transactions with related parties pursuant to the Related Party Transaction Policies and Procedures attached as Appendix B to the Nominating and Governance Committee’s charter.

Public Responsibility Committee. Our Public Responsibility Committee consists of four independent directors: Senator Mack (Chair), Dr. Berry, Mr. Fraleigh, and Mr. Lewis. During fiscal 2010 the Public Responsibility Committee met twice. The primary responsibilities of the Public Responsibility Committee are to:

•	Review our key public policy positions and the manner in which we conduct our government relations activities;

•	Review our actions in furtherance of our corporate social responsibility, including diversity; and

•	Review the impact of our procedures on employees, consumers and communities, especially with respect to environmental, health and safety issues.

DIRECTOR COMPENSATION

Compensation of Non-Employee Directors

The terms of the Director Compensation Program apply to all directors who are elected to the Board and are not employees of the Company or any of its subsidiaries. Directors who also are our employees do not receive additional compensation for serving on the Board. Shares for equity awards pursuant to the Director Compensation Program are drawn from our shareholder-approved equity compensation plan in effect from time to time pursuant to which we are authorized to grant shares of our common stock and share-based awards to directors, currently the 2002 Plan. Each of our non-employee directors are required to own Darden common shares with a value of at least $250,000. All of our non-employee directors have been determined by our Board to be independent under applicable NYSE listings standards and our Corporate Governance Guidelines.

During fiscal 2010, our Director Compensation Program provided for payments to non-employee directors of:

•	An annual retainer of $60,000, and $2,000 for each committee meeting and special Board meeting (“cash compensation”);

•	An annual retainer for the Chairs of the Audit and Compensation Committees of $10,000, and for Chairs of the other Board committees of $5,000; and

•	An annual award of common stock with a fair market value, on the date of grant, of $100,000 upon election or re-election to the Board.

The non-employee directors’ remuneration is due and paid quarterly, unless the director elects to defer the payment. Non-employee directors may elect to have their cash compensation paid in any combination of current or deferred cash, common stock or salary replacement options. Deferred cash compensation may be invested on a tax-deferred basis in the same manner as deferrals under our FlexComp Plan, a non-qualified deferred compensation plan that currently allows for different investment fund options, including a Darden common stock fund. In addition, each director may choose to receive, in lieu of their cash compensation, stock options determined to be of equal value to the foregone cash fees, which options are exercisable six months after grant. All of these stock options have an exercise price equal to the closing price of our common shares on the date of grant and have a term of ten years.

For the annual common stock grant valued at $100,000, the number of common shares received equals $100,000 divided by the fair market value of our common stock on the date of grant. The shares vest immediately, but are restricted from transfer for one year. A director may elect to defer receipt of these shares until completion of Board service or beyond, in which case the director receives phantom stock units that settle in shares of our common stock and are entitled to dividend equivalents.

We also pay the premiums on directors’ and officers’ liability and business travel accident insurance policies covering the directors. We reimburse directors for travel to Board meetings and related expenses, and for costs incurred in connection with attending continuing education programs.

Our Compensation Committee regularly reviews our Director Compensation Program with the assistance of a consultant retained by the Compensation Committee (“Committee’s Consultant”). The Committee’s Consultant provides market data on director compensation programs at comparable companies, including companies in the peer group described in the “Compensation Discussion and Analysis.” In 2010, the Committee’s Consultant, Towers Watson, conducted a review of our Director Compensation Program. Based on that review, the Board, upon recommendation of the Compensation Committee, approved the following compensation for non-employee directors effective September 1, 2010:

•	An annual retainer of $85,000, and $2,000 for each committee meeting and special Board meeting (“cash compensation”);

•	An annual retainer for the Lead Director of $15,000;

•	An annual retainer for the Chairs of the Audit, Compensation, and Nominating and Governance Committees of $15,000, and for Chairs of the other Board committees of $7,500; and

•	An annual award of common stock with a fair market value of $100,000 on the date of grant upon election or re-election to the Board.

Fiscal 2010 Compensation of Non-Employee Directors

The table below sets forth, for each non-employee director, the amount of fees earned or paid in cash, the number of stock awards granted and all other compensation for his or her service in fiscal 2010. Fees earned that were paid in the form of stock or stock options are detailed in the notes to the table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)(4)	Total ($)
Leonard L. Berry	99,400	100,011	0	0	0	—	199,411
Odie C. Donald	104,650	100,011	0	0	0	47,339	252,000
Christopher J. Fraleigh	78,000	100,011	0	0	0	3,955	181,966
Victoria D. Harker	53,000	89,578	0	0	0	—	142,578
David H. Hughes	93,500	100,011	0	0	0	9,484	202,995
Charles A. Ledsinger, Jr.	76,000	100,011	0	0	0	15,543	191,554
William M. Lewis, Jr.	72,000	100,011	0	0	0	15,543	187,554
Senator Connie Mack, III	87,000	100,011	0	0	0	755	187,765
Michael D. Rose	107,400	100,011	0	0	0	51,583	258,994
Maria A. Sastre	83,000	100,011	0	0	0	12,024	195,035
Jack A. Smith(5)	45,000	—	0	0	0	12,478	57,478

(1)	Includes all fees earned, including annual retainer fees, chairperson retainer and Board and committee meeting fees. The annual retainers and Board and committee meeting fees were payable at the end of each fiscal quarter and the amounts shown may have been delivered as cash, common stock, deferred cash or salary replacement options. Salary replacement options (“SROs”) are non-qualified stock options that are immediately vested but restricted from exercise for a period of six months. The number of stock options delivered is based on the amount of compensation forgone divided by 30 percent of the exercise price (determined by the closing price for our common stock on the NYSE on the grant date). The stock options expire ten years from the grant date. Amounts foregone for SROs and the number of SROs issued were as follows: Mr. Ledsinger, $38,000 and 3,474 SROs; Ms. Sastre, $36,450 and 3,250 SROs; Mr. Rose, $107,400 and 9,991 SROs; and Mr. Lewis, $19,000 and 1,889 SROs.

Cash amounts that are deferred are credited with the same rates of return and investment alternatives as amounts in the FlexComp Plan, our non-qualified deferred compensation plan. Cash amounts deferred for fiscal 2010 were as follows: Mr. Ledsinger, $27,500; Mr. Smith, $23,500; Ms. Sastre, $22,500; and Mr. Lewis, $53,000.

Amounts received as shares of common stock were as follows: Mr. Ledsinger, 313 shares with a market value of $10,492; Mr. Fraleigh, 2,134 shares with a market value of $77,869; and Mr. Hughes 2,581 shares with a market value of $93,433. The number of shares delivered is based on the amount of compensation earned divided by the closing price for our common stock on the NYSE on the grant date.

(2)

Amounts in this column represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) for fiscal 2010. The assumptions used in calculating these amounts in accordance with ASC Topic 718 are included in Note 1 (under the heading Stock-Based Compensation) to the Company’s audited financial statements included in the Company’s 2010 Annual Report to

Shareholders. The stock award is immediately vested but not transferable for one year. Except for Ms. Harker, each director received a stock award of 2,818 shares on September 25, 2009, the date of re-election to the Board, with a fair market value of $100,011 based on the average of the high and low prices of our common stock ($35.49) on the NYSE on September 25, 2009.

Ms. Harker received a stock award of 2,952 shares on November 2, 2009, the date of her initial election to the Board, with a fair market value of $89,578 based on the average of the high and low prices of our common stock ($30.34) on the NYSE on November 2, 2009.

Messrs. Donald, Ledsinger, Lewis and Rose elected to defer their awards.

(3)	The aggregate number of shares subject to stock-based awards outstanding as of May 30, 2010 for each director is provided in the table below:

	Outstanding Awards
Name	Stock Options	Deferred Stock Units
Leonard L. Berry	41,250	0
Odie C. Donald	27,000	48,830
Christopher J. Fraleigh	0	4,020
Victoria D. Harker	0	0
David H. Hughes	39,004	9,641
Charles A. Ledsinger, Jr.	35,498	16,510
William M. Lewis, Jr.	37,648	16,510
Senator Connie Mack, III	18,447	767
Michael D. Rose	45,105	53,144
Maria A. Sastre	23,801	12,222
Jack A. Smith	19,500	0

(4)	Amounts in this column reflect dividend equivalents paid and reinvested into Darden phantom stock units for each director’s Darden deferred phantom stock unit account. Except for dividend equivalents paid to Mr. Donald of $47,339; Mr. Ledsinger of $15,543; Mr. Lewis of $15,543; Ms. Sastre of $12,024; and Mr. Smith of $12,478, no other director had dividend equivalents paid with a value exceeding $10,000.

(5)	For fiscal 2010, Mr. Smith served on the Board from June 1, 2009 to September 24, 2009, when he retired from the Board.

STOCK OWNERSHIP OF MANAGEMENT

This table shows the beneficial ownership of our common shares, and information concerning restricted stock units, phantom stock units and performance stock units, as of May 30, 2010, by our directors (all of whom are director nominees), executive officers named in the Summary Compensation Table and all of our directors and executive officers as a group. Under applicable SEC rules, the definition of beneficial ownership for purposes of the table below includes common shares over which a person has sole or shared voting power, or sole or shared investment power (i.e. the power to acquire or dispose) of the shares, whether or not a person has any economic interest in the shares, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of the date of determination. Except as otherwise indicated, a person has sole voting and investment power with respect to the common shares beneficially owned by that person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Shares(1)		Phantom Stock Units and Performance Stock Units(2)	Common Shares Beneficially Owned as Percent of Common Shares Outstanding(3)
Leonard L. Berry	64,951		—	*
Odie C. Donald	83,005		—	*
Christopher J. Fraleigh	11,233		—	*
Victoria D. Harker	2,952		—	*
David H. Hughes	86,669	(4)	—	*
Charles A. Ledsinger, Jr.	53,513		704	*
Eugene I. Lee, Jr.	217,863		23,910	*
William M. Lewis, Jr.	72,158		—	*
Senator Connie Mack, III(5)	35,315		—	*
Andrew H. Madsen	696,128		71,784	*
Clarence Otis, Jr.	994,523		145,138	*
David T. Pickens	331,410		35,014	*
C. Bradford Richmond	157,391		32,654	*
Michael D. Rose	176,495	(4)	—	*
Maria A. Sastre	41,841		—	*
All directors and executive officers as a group (22 persons)	3,995,323		454,072	2.78%

*	Less than one percent.

(1)	Includes common shares subject to options exercisable within 60 days of May 30, 2010, as follows: Dr. Berry, 41,250 shares; Mr. Donald, 27,000 shares; Mr. Hughes, 39,004 shares; Mr. Ledsinger, 35,498 shares; Mr. Lewis, 37,648 shares; Mr. Lee, 147,821 shares; Senator Mack, 18,447 shares; Mr. Madsen, 584,393 shares; Mr. Otis, 778,050 shares; Mr. Pickens, 276,276 shares; Mr. Richmond, 134,750 shares; Mr. Rose, 45,105 shares; Ms. Sastre, 23,801 shares; and all directors and executive officers as a group, 2,969,775 shares.

Includes common shares held by the trustee of the Darden Savings Plan in the Employee Stock Ownership Plan for the accounts of our executive officers, with respect to which the officers have sole voting power and sole investment power, as follows: Mr. Pickens, 651 shares and all directors and executive officers as a group, 1,920 shares.

Includes restricted common shares awarded under our Management and Professional Incentive Plan (“MIP”) as of May 30, 2010, with respect to which the officers have sole voting power but no investment power, as follows: Mr. Lee, 27,855 shares; Mr. Madsen, 18,139 shares; Mr. Otis, 22,878 shares; Mr. Pickens, 8,924 shares; Mr. Richmond, 3,292 shares; and all directors and executive officers as a group, 64,492 shares.

Includes common shares that can be acquired within 60 days of May 30, 2010 upon settlement of phantom stock units allocated to the Darden stock fund under our Director Compensation Program for the accounts of the following non-employee directors, with respect to which the individuals have no voting or investment power, as follows: Mr. Donald, 28,594 units; Mr. Fraleigh, 4,020 units; Mr. Hughes, 4,616 units; Mr. Ledsinger, 16,510 units; Mr. Lewis, 16,510 units; Senator Mack, 767 units; Mr. Rose, 32,907 units; Ms. Sastre 8,857 units; and all directors and executive officers as a group, 112,781 units.

Includes common shares that can be acquired within 60 days of May 30, 2010 upon settlement of restricted stock units awarded under the Director Compensation Program, with respect to which the individuals have no voting or investment power, as follows: Mr. Donald, 20,237 units; Mr. Hughes, 5,024 units; Mr. Rose, 20,237 units; Ms. Sastre, 3,365 units; and all directors and executive officers as a group, 48,863 units.

(2)	Includes phantom stock units allocated to the Darden stock fund under our non-qualified deferred compensation plan, the FlexComp Plan, which are settled in cash, with respect to which the individuals have no voting or investment power, as follows: Mr. Madsen, 79 units; Mr. Otis, 20,322 units; Mr. Pickens, 6 units; Mr. Ledsinger, 704 units; and all directors and executive officers as a group, 22,491 units.

Includes performance stock units awarded under our MIP as of May 30, 2010, with respect to which officers have no voting or investment power, as follows: Mr. Lee, 23,910 units; Mr. Madsen, 71,705 units; Mr. Otis, 124,816 units; Mr. Pickens, 35,008 units; Mr. Richmond, 32,654 units; and all directors and executive officers as a group, 431,581 units.

(3)	For any individual or group, the percentages are calculated by dividing (a) the number of shares beneficially owned by that individual or group, which includes shares underlying options exercisable within 60 days, and the phantom stock units and restricted stock units settled in stock described in footnote 1 above, by (b) the sum of (i) the number of shares outstanding on May 30, 2010, plus (ii) the number of shares underlying options exercisable within 60 days and phantom stock units and restricted stock units described in footnote 1 above held by just that individual or group. This calculation does not include phantom stock units settled in cash or performance stock units described in footnote 2 above.

(4)	Includes shares held in a trust for the following: Mr. Hughes, 7,500 shares; and Mr. Rose, 30,000 shares.

(5)	Popularly known as Connie Mack, III, Senator Mack files Section 16 reports (Forms 3, 4 and 5) under his legal name of Cornelius McGillicuddy, III.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS

This table shows all shareholders that we know to beneficially own more than five percent of our outstanding common shares as of May 30, 2010. As indicated in the footnotes, we have based this information on reports filed by these shareholders with us and with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	12,065,000	(3)	8.58%

Blackrock, Inc. 40 East 52nd Street New York, NY 10022	9,508,516	(4)	6.76%

FMR LLC 82 Devonshire Street Boston, MA 02109	7,945,687	(5)	5.65%

(1)	“Beneficial ownership” is defined under the SEC rules to mean more than ownership in the usual sense. Under applicable rules, you beneficially own our common shares not only if you hold them directly but also if you indirectly (such as through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote, sell or acquire them within 60 days.

(2)	The figure reported is a percentage of the total of 140,630,233 common shares outstanding on May 30, 2010, excluding treasury shares.

(3)	Based on a Schedule 13G filed February 11, 2010, as of December 31, 2009 Capital Research Global Investors beneficially owned an aggregate of 12,065,000 shares, had sole power to dispose of 12,065,000 shares, and had sole power to vote 4,565,000 shares.

(4)	Based on a Schedule 13G filed January 29, 2010, as of December 31, 2009 Blackrock, Inc. beneficially owned an aggregate of 9,508,516 shares, and had sole power to vote and dispose of 9,508,516 shares.

(5)	Based on a Schedule 13G filed February 16, 2010, as of December 31, 2009 each of FMR LLC and Edward C. Johnson 3d beneficially owned an aggregate of 7,945,687 shares, each had sole power to dispose or to direct the disposition of 7,945,687 shares, and FMR LLC had sole power to vote or direct the vote of 1,827,317 shares.

COMPENSATION COMMITTEE REPORT

Dear Fellow Darden Shareholders:

The Compensation Committee reviewed and discussed the following Compensation Discussion and Analysis with Darden’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended May 30, 2010.

Respectfully submitted,

The Compensation Committee

Michael D. Rose, Chair

Dr. Leonard Berry

Odie Donald

Charles Ledsinger

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our mission is to be the best in full-service dining, now and for generations. As we succeed in this mission, we will become a company that matters even more to our shareholders, guests, employees, communities and business partners. During fiscal 2010, we continued to fulfill our mission, delivering competitively superior performance and positive returns for our shareholders. In fiscal 2010:

•

Total sales from continuing operations were $7.11 billion, a 1.4 percent decrease from fiscal 2009 sales, which included an additional operating week not occurring in fiscal 2010. On a 52 week basis, total sales grew 0.3 percent in fiscal 2010. This growth included same-restaurant sales that outperformed our competitive set as measured by the Knapp-Track™ benchmark of U.S. same-restaurant sales, excluding the Company;

•

Our combined U.S. same-restaurant sales for Olive Garden, Red Lobster and LongHorn Steakhouse decreased 2.6 percent compared to fiscal 2009 (excluding the additional 53rd week in fiscal 2009), which compares favorably with an average decrease in U.S. same-restaurant sales by competitor companies of an estimated 4.9 percent for the same period, as measured by the Knapp-Track™ benchmark, excluding the Company;

•	We continued our commitment to business strengthening initiatives, including cost controls and prudent investment of our capital in opportunities that build shareholder value;

•	Diluted net earnings per share from continuing operations increased 7.9 percent to $2.86 from $2.65 the prior year; and

•

Under our Management and Professional Incentive Plan (“MIP”), for fiscal 2010 our diluted net earnings per share growth (on a 52 week basis) from continuing operations significantly exceeded the annual incentive target level goal for Company performance, while sales growth was slightly below target level. As the MIP award reflects a weighting of sales growth of 30 percent and diluted net earnings per share growth of 70 percent, our annual incentive award payments were above the target level.

As described below, the Compensation Committee (the “Committee”) structures our Total Rewards Program so that the compensation earned by our Named Executive Officers (“NEOs”) varies with Company performance, changes in our common stock price and individual performance. The Total Rewards Program helps focus the NEOs on our business strategy (see “Our Talent Management Philosophy and Framework”).

This Compensation Discussion and Analysis describes important principles and the process used by the Committee to determine each element of our NEOs’ total rewards and should be read in conjunction with the compensation tables and accompanying narratives included below. For your reference, we have included a Glossary of Terms as Appendix B.

The remainder of this Compensation Discussion and Analysis is organized as follows:

•	Our Named Executive Officers

•	Our Talent Management Philosophy and Framework

•	Our Total Rewards Philosophy

•	Our Decision Making Process

•	Pay for Performance

•	Elements of the Total Rewards Program

•	Companies in our Peer Group

•	Other Information

•	Agreements

•	Stock Ownership Guidelines

•	Policy on Granting Equity Awards

•	Recoupment and Forfeiture of Compensation

Our Named Executive Officers

The NEOs in this proxy statement include:

•

Clarence Otis, Jr., Chief Executive Officer (“CEO”) since November 2004 and Chairman of the Board since November 2005, has been with the Company for 15 years, following 11 years of experience in the financial services industry;

•

Andrew H. Madsen, President and Chief Operating Officer (“COO”) since November 2004, has been with the Company for 12 years, following 17 years of consumer marketing and general management experience, including 13 years with General Mills, Inc., our former parent company;

•	C. Bradford Richmond, Senior Vice President and Chief Financial Officer (“CFO”) since December 2006, has been with the Company for 28 years;

•	David T. Pickens, President of Olive Garden since December 2004, has been with the Company for 37 years; and

•

Eugene I. Lee, Jr., former President and Chief Operating Officer for RARE Hospitality International, Inc. (“RARE”) joined Darden on October 1, 2007 when Darden acquired RARE. He was appointed President of Darden’s newly formed Specialty Restaurant Group which includes The Capital Grille, Bahama Breeze, and Seasons 52 restaurant brands. Mr. Lee was with RARE for 11 years and overall has more than 20 years of restaurant experience, including 11 years with General Mills.

Our Talent Management Philosophy and Framework

Our talent management philosophy is based on our business strategy of being the best in full-service dining, as indicated by:

•	Winning financially—delivering competitively superior financial performance;

•	Being a special place—a company where our employees have an opportunity to fulfill their professional and personal dreams; and

•	Being a company that matters—one that makes a meaningful difference for guests, employees, shareholders and our community and business partners.

Our talent management philosophy shapes our framework of evaluating performance and assessing leadership potential by aligning individual performance objectives to our business strategy. And, in addressing not only business results, but also leadership behaviors, our philosophy recognizes that achieving strategic success requires building an appropriate culture. This talent management framework facilitates the payment of our employees based on performance.

Our Total Rewards Philosophy

Our total rewards philosophy reflects and supports our talent management philosophy and framework. We seek to design and deliver a Total Rewards Program that enables us to attract well-qualified executives, and to motivate and reward them for business results and leadership behaviors that drive our business strategy.

•

Incentive Compensation is Aligned with Performance: Total direct compensation (salary, annual incentives, and long-term incentives) for senior officers is structured so that at least three-quarters of its total value at target is attributable to Company and individual performance;

•

Incentive Opportunities Drive Business Strategy of Creating a Competitively Strong Company: Our Total Rewards Program in general—and our incentive opportunities in particular—are designed to meet our goals of winning financially and creating a strong culture. More specifically, our incentive opportunities are designed to drive sustained strong profitable sales growth and top quartile S&P 500 total shareholder return. They are also designed to facilitate achieving results the right way—which means doing so while practicing leadership behaviors that contribute to making the Company a special place;

•

External Competitiveness Balanced with Internal Equity to Attract, Develop and Retain Superior Talent: Our passion for attracting, developing and retaining competitively superior leaders has driven our business success. Our reward programs support this commitment by reinforcing that ours is both a highly competitive and internally equitable culture; and

•

Reward Decisions Guided by Responsibility to Our Shareholders: We are committed to high standards of ethical behavior and corporate governance that are consistent with fair treatment of our shareholders. As a result, we seek to align our total rewards with shareholder interests.

Our Decision Making Process

The Committee is comprised solely of independent members of the Board. The Committee regularly reviews each element of our Total Rewards Program and annually reviews the details of each senior officer’s compensation. The Committee also determines total reward packages for new senior officers when they are hired. All rewards are measured in the context of our total rewards philosophy. The Committee considers input from its independent consultant throughout this process.

With input from its independent consultant, the Committee regularly reviews market reward levels to determine if the rewards for our officers remain at the targeted levels and makes adjustments when appropriate. This assessment includes evaluation of our Total Rewards Program against a peer group of companies. The Committee assesses the data by reviewing positions with comparable complexity and scope of responsibility to the positions at our Company.

The Committee is responsible for reviewing all rewards paid to our senior officers and for approving the awards to our senior officers, except our CEO and COO, whose awards are approved by the independent directors of the Board based on recommendations by the Committee. Our CEO was evaluated by the full Board for his performance against his annual goals, which were approved by the Committee early in fiscal 2010. In addition, our CEO provides a self-assessment of his performance. The Committee discusses the CEO’s self-assessment as well as the Committee members’ and all other independent Board members’ assessments of his performance in an executive session at which the CEO is not present. Working with the Committee’s Consultant, the Committee determines and recommends to the other independent directors for approval, the CEO’s base salary, annual incentive plan target and payment under the MIP (consistent with the terms of such plan), and long-term incentive program targets and awards.

The CEO provides the Committee with his assessment of the performance of the other senior officers including the COO and his compensation recommendations. The Committee, with the CEO present, discusses each senior officer’s performance, including how the CEO’s compensation recommendations compare to the market pay levels of the compensation peer group and to the compensation levels of the other senior officers at the Company. The Committee then approves or modifies the CEO’s recommendations, with the exception of the recommendations for the COO, which are approved by the independent directors of the Board based on recommendations by the Committee.

Currently, the Committee engages Towers Watson (references to which below also mean Towers Perrin before its merger with Watson Wyatt in January 2010) as its independent consultant. By the terms of its charter, only the Committee may retain or dismiss its advisors and consultants and approve their compensation. These advisors and consultants report directly to the Committee. The Company is responsible for the cost of the Committee’s consultants and supports their work. Towers Watson may communicate with our employees as necessary, but Towers Watson may not perform any work for the Company other than for the Committee. The key responsibilities of the Committee’s consultant are to:

•	Inform the Committee of current market trends;

•	Provide external benchmarking data on executive total reward levels and programs;

•	Advise the Committee of the appropriateness of executive rewards or actions under consideration; and

•	Advise the Committee of legal and regulatory requirements that may affect executive rewards and reward programs.

Pay for Performance

Between 75 percent and 85 percent of total direct compensation, at target performance, for our NEOs for fiscal 2010 is tied to performance, as follows:

Darden has a strong pay for performance culture. With the exception of health benefits and certain perquisites, our total rewards vary annually based on company, individual or share performance. Our base salary increases are determined in part by individual performance. Incentive compensation is based on both Company and individual performance as described below.

Company Performance.

Our incentive programs reward different aspects of Company performance. The table below presents each of the quantitative measures of Company performance used under the performance-based elements of our incentive compensation programs, the reasons why we selected them, and the elements of rewards in which each measure is used. The Committee approves all performance-based targets based on specific business objectives.

Performance Measure	Why the measure was selected	MIP	Performance Stock Unit	Stock Options	FlexComp Contribution *
EPS	MIP awards are determined primarily based on annual earnings per share, with a weighting of 70%. Earnings per share is weighted 50% for determining vesting of PSUs. The Company contribution to an employee’s FlexComp account is determined based on Company performance, including EPS.	X	X		X
Sales Growth	MIP awards are based 30% on sales growth. Sales growth is weighted 50% for determining vesting of PSUs.	X	X
Restaurant Guest Counts	The Company contribution to an employee’s FlexComp account is determined based on Company performance, including increases in guest counts at our restaurants.				X
Share Price	Tying awards to the price of our stock directly aligns our officers’ incentives with our shareholders’ interest in increasing the value of their investment.		X	X

*	FlexComp is the retirement and savings program for all salaried employees whose cash compensation exceeded $110,000 in 2009 (defined by the IRS as a “highly compensated employee”).

Individual Performance.

Individual performance ratings are based on both the achievement of specific annual objectives (the “what”) and the leadership behaviors the individual demonstrated in achieving the objectives (the “how”). The objectives are based on unique contributions an individual is expected to make to the Company as a result of his or her position, expertise and experience. Individual objectives fall into four categories—financial, guest, employee and process excellence—and the rating on these objectives comprises 60 percent of each officer’s individual performance rating.

The remaining 40 percent of each officer’s individual performance rating is based on how the officer accomplished the objectives, measured against a set of critical leadership behaviors and skills linked to job success, career growth, and business success. Our leadership behaviors fall into four categories—people leadership, personal leadership, business leadership and results leadership—and are evaluated by the employee’s manager on a five-point scale.

In determining the fiscal 2010 individual performance rating for our CEO, the Committee reviewed the results of the CEO performance assessment performed by the Board’s independent directors in executive session. The Committee also reviewed a summary prepared by our CEO of his accomplishments. In addition, the independent directors of the Board reviewed and approved the individual performance ratings of our CEO and COO.

Elements of the Total Rewards Program

Our Total Rewards Program for officers is comprised of base salary, annual incentive, long-term incentive, perquisites, and retirement, savings and non-qualified deferred compensation plans. Our NEOs are also eligible to participate in the health benefits available to our United States-based salaried employees. The table below describes each element in the Total Rewards Program for our officers, why we provide each element, how we determine the amount, and what each element is intended to reward:

Total Reward Element	Why we provide it	How we determine the amount	What it is intended to reward
Base Salary	To provide a competitive level of fixed income based on: Size, scope and complexity of the individual’s role Individual’s performance Relative position compared to market pay information	Approximately the median of compensation peer group of companies	Individual performance and level of experience and responsibility

Annual Incentive—MIP

To provide performance-based pay for annual performance

Company performance measures: EPS for corporate officers and operating profit for operating company presidents (70%) and Sales (30%), except for the president of our Specialty Restaurant Group, where measures are operating profit (53%), sales (22%), and non-financial measures (25%).

Company rating is determined based solely on company performance for NEOs other than brand or group presidents, whose company ratings are based on both brand or group results (80%) and Darden results (20%).

		Performance based: Awards range from zero to above median for compensation peer group for company and individual performance	Company performance and individual performance

Long-term Incentives

To drive value creation for shareholders over the long-term

Provides at-risk performance pay opportunity for long-term performance

A combination of performance stock units (1/3 of LTI grant value) and options

(2/3 of LTI grant value) for officers

		Performance based: Awards range from zero to above median for compensation peer group	Rewards overall company performance
Stock Options	To drive competitively superior total shareholder return over the long-term (10 years)
Performance Stock Units	To drive sales and EPS growth over intermediate term (3 – 5 years)

Perquisites

To provide competitive officer perquisites and to deliver value to officers beyond the cash equivalent value of the benefit delivered

All of our NEOs receive a physical examination, a limited allowance toward a company car, and financial counseling.

		Approximately the median of compensation peer group of companies	Reinforces our culture of a special place to be

Retirement and Health Benefits

To provide competitive retirement and health benefits to our employees

Our NEOs participate in the same benefit plans made available to our salaried US employees who meet the IRS definition of highly compensated employee ($110,000 for 2009)

		Median of compensation peer group of companies	To provide a level of protection against the financial catastrophes that can result from illness, disability or death and to provide a reasonable level of retirement income based on years of service and company performance

Each element of our Total Rewards Program is described in more detail below.

Base salary.

The Committee annually reviews base salaries for our executive officers. In setting base salary levels, the Committee takes into account the external market (what our peer companies pay for similar positions), individual performance, and internal pay equity.

In fiscal 2008, the Committee evaluated base salary ranges based on an in-depth market review conducted by Towers Watson that reflected the Company’s peer group approved by the Committee. The Committee evaluated the salary ranges for each NEO, and increased the salary ranges for the CEO and CFO positions as they were below the market median for these positions at companies in our peer group and companies of comparable size in the restaurant industry.

For fiscal 2010, as an acknowledgement of the economic challenges at that time, our executive officers, which include our NEOs, elected to forego any increase to their base salaries in the annual merit cycle that would have occurred in July 2009. The salaries that are reflected for the NEOs in the Summary Compensation Table for fiscal 2010 reflect the election to forego salary increases in July 2009.

For fiscal 2011, the Committee approved an increase of 1.5 percent to the salary ranges established in fiscal 2008, and a merit budget of 2.5 percent, consistent with market levels and with the merit budget and salary range movement for other employees in the restaurant support center. The Committee also reviewed actual salary levels for executive officers and determined the fiscal 2011 base salary increases. In determining these salary adjustments, the Committee considered the market analysis provided by the Committee’s consultant, the position of each NEO’s salary within the respective base salary target range, and the individual performance rating. The individual performance ratings were based on recommendations from the CEO (except in the case of the CEO and COO—with the independent directors determining the performance rating of the COO based on the CEO’s recommendation, and the performance rating of the CEO based on the Committee’s recommendation).

The market data provided by the Committee’s Consultant indicated that the compensation level (including salary and cash compensation) of the CEO and CFO were significantly below market considering their performance and experience. Based on this data, in June 2010, the Committee and the Board approved salary increases for the CFO and CEO to bring their salaries closer to the market median for these positions at companies in our compensation peer group and companies of comparable size in the restaurant industry group. The salary increases approved for the NEOs are shown below and will be reflected for the NEOs in the Summary Compensation Table next year.

•	Mr. Otis—9.0%

•	Mr. Madsen—3.5%

•	Mr. Richmond—17.9%

•	Mr. Pickens—3.5%

•	Mr. Lee—3.5%

Annual Incentive Awards.

Our management employees in restaurant support functions, including our NEOs, have an opportunity to earn an annual cash incentive award under the MIP. Each annual incentive award is determined by multiplying the NEO’s base salary by the NEO’s “Normal Incentive Percent” (60 percent—100 percent), by the “Company Performance Rating” and by the “Individual Performance Rating”, as illustrated below:

MIP Award (Annual Incentives)

Base Salary	x	Normal Incentive Percent	x	Company Performance Rating	x	Individual Performance Rating	=	MIP Award (annual cash incentive award)

Annual incentive awards under the MIP can vary greatly from year to year based on the Company Performance Rating, which can range from 0.00 to 2.00, and the Individual Performance Rating, which can range from 0.00 to 1.50. As discussed below, the MIP establishes a maximum award, which is adjusted downward based on these ratings.

Each NEO’s Normal Incentive Percent is determined by the Committee based on the NEO’s level of responsibility and external market data provided by Towers Watson. The fiscal 2010 target, aligned to performance at the top quartile of the S&P 500, as well as minimum and maximum opportunities for each NEO, expressed as a percentage of annual base salary earned in fiscal 2010, was as follows:

Named Executive Officer	Target	Minimum	Maximum
Clarence Otis, Jr.	146%	0%	240%
Andrew H. Madsen	118%	0%	195%
C. Bradford Richmond	109%	0%	180%
David T. Pickens	109%	0%	180%
Eugene I. Lee, Jr.	109%	0%	180%

Based on the market review discussed on the prior page, in June 2010 the Board approved an increase in the Normal Incentive Percentage for the CEO from 80 percent to 100 percent and for the COO from 65 percent to 75 percent to align the total cash compensation at target for these positions more closely with market levels at companies in our compensation peer group and companies of comparable size in the restaurant industry group.

The Individual Performance Ratings for our NEOs are approved by the Committee, and in the case of the CEO and COO, by the independent members of the Board (see “Pay for Performance—Individual Performance”).

The Company Performance Ratings are determined by achievement against performance goals established by the Committee at the beginning of the fiscal year. The goals for our restaurant brands for fiscal 2010 were based on operating profit growth and sales growth, and for the Company overall, were based on sales growth and growth in diluted net earnings per share from continuing operations on a 52 week basis.

Fiscal 2010 corporate and restaurant brand weightings for the performance measures applicable to the NEOs were as follows:

Performance Metric	Weighting
Corporate
• Diluted Net Earnings Per Share Growth	70%
• Sales Growth	30%
Restaurant Brand—Olive Garden Brand
• Operating Profit Growth	70%
• Sales Growth	30%
Specialty Restaurant Group
• Operating Profit Growth	53%
• Sales Growth	22%
• Non-Financial Operating Performance	25%

The annual incentive plan as applied to restaurant brand and Specialty Restaurant Group executives is based on both their respective restaurant brand or group results and on overall Company results. As a result, 80 percent of each participating restaurant brand or group executive’s annual incentive is based on the performance of his or her restaurant brand and 20 percent is based on the Company’s overall performance. Accordingly, Mr. Pickens received an annual incentive award opportunity for fiscal 2010 largely based on the performance of Olive Garden. Similarly, Mr. Lee received annual incentive award opportunities for fiscal 2010 largely based on the performance of the Specialty Restaurant Group which included a component based on a set of non-financial operating metrics, including quality of operations, strategic accomplishments and controllable costs, with weightings of these metrics and accomplishment against goals as determined by the CEO and COO, and on overall Company results.

The MIP requires that the Company have consolidated net earnings for the fiscal year in order for awards to be made for that year. Assuming that condition is satisfied the Committee has the discretion to establish the elements used to determine annual incentive awards and payments, if any, to be made, subject to certain limitations. The maximum awards payable for any plan year to any individual MIP participant may not exceed two tenths of one percent (0.2 percent) of the Company’s annual sales for the year. The Committee determines awards after considering such matters as it deems relevant. In general, the Committee has evaluated the Company’s performance on the basis of continuing operations, excluding, when applicable, certain acquisition and integration costs and purchase accounting adjustments.

The Committee established MIP goals for fiscal 2010 based on that year’s operating plan and budget, which were reviewed by the Board. Accordingly, if performance at the conclusion of fiscal 2010 had matched the performance expected at the beginning of that year, the NEOs would have received target level bonuses.

For fiscal 2010, our target goals for the Company overall were sales growth of 1.2 percent and diluted net earnings per share growth from continuing operations of 1.9 percent on a 52 week basis. In each case, the target goals for the Company and for restaurant brands established by the Committee for fiscal 2010 assumed the achievement of financial and individual performance at levels that were considered challenging, competitively superior and aligned with our performance orientation.

During its June 2010 meeting, as required by the MIP, the Committee evaluated Company performance for fiscal 2010 and approved the Company Performance Ratings. The Company Performance Rating for fiscal 2010 was calculated based on the Company’s sales growth of 0.3 percent and diluted net earnings per share growth from continuing operations of 10.4 percent on a 52 week basis. Since the Company’s earnings performance in fiscal 2010 significantly exceeded the earnings per share target level, while sales growth was slightly below target level, the overall Company Performance Rating for the year was 1.70, which was above the target level. Weighted results for Olive Garden and the Specialty Restaurant Group also exceeded expectations and therefore the Company Performance Ratings for Olive Garden and the Specialty Restaurant Group were above the target level. In each case, where both achievement and payout exceeded target, the amount above target was determined by interpolating the applicable performance metrics indicated above. The Committee believes that these outcomes and past experience with particular targets suggest it is establishing high performance targets with an appropriate level of difficulty and not targets that are merely modest where achievement is relatively assured. Although the performance targets were exceeded in fiscal 2010, the overall Company performance rating was below target in each of fiscal 2007, 2008 and 2009.

The amounts earned by our NEOs under the MIP for fiscal 2010 are included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

Long-term Incentives.

In keeping with our objective of winning financially—which involves delivering competitively superior performance annually and building value for shareholders over the long-term—a significant portion of each NEO’s total rewards opportunity is provided through long-term incentive (“LTI”) grants made pursuant to the MIP, and, in the case of equity grants, our 2002 Plan.

Grants are made annually in July after the end of our fiscal year. A market study by Towers Watson provided to the Committee indicated that the target equity award levels for our NEOs were in line with the market for similar positions; therefore, these target equity award levels were not changed for the fiscal 2010 awards (granted in July 2009).

LTIs for our officers are currently delivered two-thirds in stock options and one-third in PSUs. This mix of options and PSUs supports our pay-for-performance objective by tying vested awards to stock price appreciation and, in the case of PSUs, the achievement of financial metrics that are key drivers of long-term shareholder value creation. The LTI grants for fiscal 2010 (made in July 2009) for the NEOs are included in the table entitled “Grants of Plan-Based Awards for Fiscal 2010.”

Stock options have an exercise price equal to the closing price of our common stock on the grant date, typically have a term of ten years, and for executive officers vest 50 percent on the third and fourth anniversary of the grant. Our policies and practices on stock option grants, including the timing of grants and how we determine exercise prices, are described below in the section entitled “Other Information.”

Our PSU program is designed to reward our leaders for growth in sales and diluted net earnings per share that creates long-term shareholder value consistent with top quartile S&P 500 performance. In June 2009, the Committee made changes to the PSU program to reduce its complexity and to better align the program with the external market, our pay for performance culture, and our business strategy. The redesigned PSU program rewards growth in sales and diluted net earnings per share that creates long-term shareholder value (each weighted 50 percent), and three-year Company performance related to sales and earnings targets, rather than the previous five-year vesting based on annual sales and return on gross investment.

Under the revised PSU program, which commenced with PSUs granted in July 2009, our officers continue to receive a PSU grant equal to one-third of their annual LTI award. At the end of the three-year period, PSUs are either earned or forfeited based on achieving sales and diluted net earnings per share growth goals over the three-year period. Accordingly, for example, for the PSUs granted in fiscal 2010, vesting will be determined after the 2012 fiscal year-end, based on our diluted net earnings per share and sales growth performance for fiscal 2010, 2011, and 2012. The value of the PSU award earned is equal to the number of PSUs earned times our common stock price on the vesting date. This value is paid to the officers in cash on the vesting date.

PSU awards are earned based on how the Company performs relative to sales growth and diluted net earnings per share goals, weighted equally. If the Company achieves the targeted goal levels, which the

Committee establishes annually and are consistent with our MIP, 100 percent of the PSU grant will be earned. The Committee generally determines the actual number of PSUs to be awarded and paid out in cash for the three-year performance cycle by multiplying the target number of PSUs by the average level of achievement of the goals established annually during the three years of the performance period, plus an additional cash amount equal to the dollar value of the dividends that would have accrued (without compounding) on the actual award. Actual awards (excluding dividends) may range from 0 percent to 150 percent of the targeted incentive. Dividend equivalents will not be paid on unvested PSUs.

In addition, PSU awards provide for pro-rata vesting upon early retirement (after attainment of age 55 with ten years of service); involuntary termination of employment after an individual’s age and service is at least equal to 70 years; or disability; and for full vesting if, within two years following a “change of control” (as defined) of the Company an individual is terminated involuntarily without cause or voluntarily terminates with “good reason” (as defined).

PSUs granted in June 2006, July 2007, and July 2008 have a five-year time period for potential vesting. A portion of the PSUs that were granted from 2006 to 2008 have not yet been earned or forfeited (i.e., 20 percent of the PSUs granted in 2006, 40 percent of the PSUs granted in 2007 and 60 percent of the PSUs granted in 2008). In July 2009, the Committee approved amendments to the then-outstanding award agreements with PSU holders (including our executive officers) to conform other vesting and performance terms in those agreements to those in the Company’s current PSU program (described above). As amended, these PSUs retained their current vesting target of 20 percent each year, but each year, zero to 30 percent of these PSUs (zero to 150 percent of the 20 percent target) will be paid to PSU holders based on the Company’s achievement of sales growth and diluted net earnings per share growth targets, weighted equally.

For the 2010 fiscal year, our diluted net earnings per share growth significantly exceeded its target level, while sales growth was slightly below target level, each on a 52 week basis, resulting in 24.2 percent vesting of the PSUs granted in 2006, 2007, and 2008 (i.e., 121 percent of each year’s 20 percent target). PSUs granted in 2009 will vest at the end of fiscal 2012, based on performance in fiscal 2010, fiscal 2011 and fiscal 2012.

Perquisites.

We provide limited perquisites to our NEOs. These perquisites include an annual physical examination, a limited allowance toward a company car and financial counseling. In certain circumstances, our NEOs may have access to Company aircraft to attend board meetings of other companies for which they serve as directors. In those instances, income is imputed to and taxable to the NEO, and no tax gross up is provided. In other limited situations, our NEOs may travel on Company aircraft to attend events for a business-related purpose that is nevertheless characterized for tax purposes as personal use. In those instances, income is imputed to and taxable to the NEO, and the Company will gross-up the NEO for taxes due on the value of this travel. For fiscal 2010, these tax gross-up payments did not exceed $9,037 to any individual NEO. We do not provide executive medical, health or insurance programs. Our officers participate in the broad-based health and insurance plans available to our employees in general.

Retirement, Savings and Non-Qualified Deferred Compensation Plans.

Qualified Retirement Plans. None of our NEOs are currently active participants in qualified retirement plans sponsored by us. Until May 1995, we were a wholly owned subsidiary of General Mills, Inc. and were known as General Mills Restaurants, Inc. (“GMRI”) and certain of our NEOs participated in GMRI’s qualified defined benefit retirement plan. Following our spin-off from General Mills in May 1995, the GMRI Retirement Income Plan became our Retirement Income Plan to be funded from a pension trust maintained by us. Therefore, certain of our NEOs will receive benefits under the Retirement Income Plan upon retirement, as reported in the Pension Benefits Table.

Qualified Darden Savings Plans. The Darden Savings Plan is the Company’s qualified savings plan and provides eligible employees with automatic savings through payroll deduction, Company matching contributions, deferral of income through before-tax contributions, and a choice of investment funds. Mr. Richmond and Mr. Pickens participated in the Darden Savings Plan prior to assuming their current positions and prior to implementation of the FlexComp Plan. Mr. Lee has a balance due to the merger of the RARE 401(k) plan into the Darden Plan. Although they can no longer make contributions to the Plan, they have vested benefits in the Darden Savings Plan as of May 30, 2010 of $180,558, $28,144 and $11,932, respectively.

Non-Qualified Deferred Compensation Plans. Our NEOs, who are not eligible to participate in Darden’s qualified plans, participate in the non-qualified FlexComp Plan. The FlexComp Plan allows participants to defer receipt of up to 25 percent of their base salaries and up to 100 percent of their annual incentive compensation. Amounts deferred under the FlexComp Plan are payable in cash on a date in the future. Distributions are normally made in the form of a single sum cash payment. Participants may also elect to receive 5-year or 10-year installment payments. We also make contributions for employees who participate in the FlexComp Plan (including our NEOs), in place of benefits under our qualified retirement and savings plans, in which our NEO’s do not participate. These Company contributions consist of two components: a matching contribution ranging from 1.5 percent to 7.2 percent of the employee’s annual cash compensation, based on Company performance, and a fixed amount. The fixed amount for our CEO, Mr. Otis, and for Mr. Lee is 4 percent of their annual cash compensation. For other employees who were hired before June 25, 2000, (which include Messrs. Madsen, Richmond, and Pickens), the fixed contribution is based on age and years of service and ranges from 10 percent to 15 percent of annual cash compensation unless the employee elected a contribution equal to the 4 percent of annual cash compensation. Annual cash compensation is the employee’s base salary plus annual cash incentive earned during the fiscal year. The FlexComp Plan does not have a guaranteed rate of return or guaranteed retirement benefit. The Company contributions for the NEOs in fiscal 2010 are included in the “All Other Compensation” column of the Summary Compensation Table.

Companies in our Peer Group

Our Compensation Peer Group

To assure that our Total Rewards Program is appropriately competitive in the labor marketplace, the Committee, with the assistance of management and Towers Watson, compares our total reward levels to the total reward levels of peer companies. The Committee periodically assesses whether this group remains an appropriate group for comparison purposes. These companies were selected because they represent companies in hospitality and service industries with which we compete for executive talent. We share many criteria with these companies, including but not limited to, annual revenues, similar geographic dispersion and workforce demographics, brand equity, company culture and financial performance. The Committee’s independent consultant uses regression analysis to take into account the different sizes of the companies. Currently, our peer group consists of the following companies:

Compensation Peer Group Companies—Towers Watson Custom Group

Ann Taylor	InterContinental Hotels Group	Starwood Hotels & Resorts
Arby’s Restaurant Group	J.C. Penney Company, Inc.	Tiffany & Co.
Blockbuster, Inc.	Jack-in-the-Box, Inc.	Wendy’s International, Inc.
Bob Evans Farms	Kohl’s Corp.	Whole Foods Market, Inc.
Burger King Holdings	Limited Brands, Inc.	Williams-Sonoma, Inc.
Foot Locker, Inc.	Marriott International, Inc.	Wyndham Worldwide Corp.
Gap, Inc.	McDonald’s Corp.	Yum! Brands, Inc.
Hilton Hotels Corp	Sports Authority	Zale Corp.
Host Hotels & Resorts, Inc.	Staples, Inc.
Hyatt Hotels	Starbucks Corp.

The Committee has considered data on full-service restaurant brands with revenues exceeding $2 billion that participate in a survey conducted by the Chain Restaurant Compensation Association. The survey provides base salary and short-term and long-term incentive information for restaurant companies. The full-service restaurant brands that participated in the survey are listed below:

Compensation Peer Group Companies—Chain Restaurant Compensation Association Survey

Applebee’s International	Dave & Buster’s	P.F. Chang’s China Bistro
Benihana	Famous Dave’s of America	Planet Hollywood
Boddie-Noell Enterprises	Grill Concepts	Real Mex Restaurants
Bravo! Development	Hooters of America	Restaurants Unlimited
Brinker International	Legal Seafood	Rock Bottom Restaurants
BUCA	Logan’s Roadhouse	Ruby Tuesday
Buffets	Macayo Restaurants	Ruth’s Chris Steak House
Carlson Worldwide	Metromedia Restaurant Group	The Briad Group
Cheddar’s Restaurants	Morton’s Restaurant Group	Thomas & King
Cheesecake Factory	O’Charley’s	Uno Restaurant Holding

Our Performance Peer Group

In addition to the S&P 500, we benchmark our restaurant performance using the Knapp-Track™ index. The index provides aggregated information about same-restaurant sales and same-restaurant guest counts across a group of restaurant companies. A list of the full-service restaurant brands that comprise the Knapp-Track™ index is shown below:

Companies that comprise the Knapp-Track™ Benchmark

Abuelo’s Mexican Food Embassy	Don Pablo’s	Olive Garden
Acapulco	El Chico	On The Border
Applebee’s International	El Torito	Outback Steakhouse
Benihana	Good Eats	P.F. Chang’s China Bistro
Bertucci’s	Hard Rock Café	Red Lobster
BJ’s	Harry’s Seafood Bar and Grill	Red Robin
Black-Eyed Pea	Hooters	Rock Bottom Restaurants
Bucca di Beppo	Hops Grillhouse and Brewery	Ruby Tuesday
Bugaboo Grill Steakhouse	Lone Star Steakhouse and Saloon	Silver Diner
Cantina Laredo	LongHorn Steakhouse	Smokey Bones
Carrabba’s	Macaroni Grill	Spaghetti Warehouse
Charlie Brown’s Steakhouse	Maggiano’s	Texas Land and Cattle
Chevy’s	Mimi’s Café	TGI Friday’s
Chili’s	Ninety-Nine Restaurants	Tony Roma’s
Dave & Buster’s	O’Charley’s	Uno Chicago
Old Chicago

Other Information

Agreements.

With the exception of an agreement with Mr. Lee and management continuity agreements (“MCAs”), which are limited to a change of control of the Company, we do not have formal severance agreements or employment agreements with our NEOs. The intent of our MCAs is to encourage executives involved in managing the Company through a potential change of control transaction to remain focused on the interests of our shareholders. To conform to what we believed to be current best practices for executive change of control severance agreements of comparable companies, in July 2009 our Board approved a revised standard form of MCA which was entered into by all of our executive officers in fiscal 2010 except one executive officer who is retiring. The revised MCAs eliminated a provision in our prior form of MCA that permitted executives to resign voluntarily during a 30-day period following the first anniversary of a change of control and receive severance compensation. The revised agreements have a “double trigger” in which an executive receives payouts following a change of control only if the executive, within 24 months following the change of control, loses his or her job, or resigns for “good reason” such as a substantial diminution of job duties. The revised agreements eliminated a so-called “golden parachute” excise tax gross-up provision; updated the definition of “change of control” to mean certain specific and objective events that the Committee determined would result in an actual transfer of control of the Company; reduced the bonus component of severance payments from the highest bonus paid to the executive in the three years prior to the change of control to the average bonus paid to the executive in the three years prior to the change of control; and eliminated severance benefits for terminations of employment after the second anniversary of a change of control.

We entered into an agreement with Mr. Lee dated August 13, 2007 in connection with the acquisition of RARE on October 1, 2007. The terms of Mr. Lee’s agreement and the MCAs are more fully described in the section below entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Stock Ownership Guidelines.

In keeping with our objective of aligning our managers’ interests with our shareholders’ interests, we require our officers to hold stock in the Company. Our officers must own equity equal in value to a designated multiple of their salaries. The following items in the officer’s equity holdings are counted for this purpose: registered shares, restricted stock, PSUs, the value of vested stock options, and Darden stock or stock equivalents held under Darden’s retirement plans.

The required ownership values vary based on the officer’s level of responsibility. Our CEO is required to hold stock equal to six times his base salary. Our other NEOs are required to hold stock equal in value to either three, or four and a half, times base salary.

All executive officers, including the CEO, generally must meet these levels within seven years of attaining their position, according to the following schedule: 10 percent of the stock ownership goal attained in year one, 20 percent in year two, 30 percent in year three, 40 percent in year four, 60 percent in year five, 80 percent in year six, and 100 percent in year seven. Each year, the Committee reviews officer ownership levels. At this time, our NEOs all meet or exceed their share ownership requirement.

Policy on Granting Equity Awards.

Our equity awards policy provides that incentive equity grants to employees, including stock option grants, are made once per year and are effective on the last Wednesday in fiscal July. Stock option grants under our Bonus Option Replacement Program, where employees may elect to receive stock options in lieu of a portion of their bonus, are made on the last Wednesday in fiscal July, except in the case of our directors of operations where grants are made on the last day of each fiscal quarter on which the NYSE is open for trading. Any other interim or ad hoc equity awards such as retention awards, including stock option grants, are made effective on such date as the Committee, the Board or authorized individual approving the award may determine. The grant date for equity awards is never a date prior to approval. The exercise price of stock options is the fair market value of our common stock on the date of the grant as measured by the closing sales price of our common stock on the NYSE. All equity awards granted during fiscal 2010 were consistent with this policy.

Recoupment and Forfeiture of Compensation.

An officer is required to repay performance-based rewards to the Company if he or she knowingly engaged in a fraud that results in a material financial restatement. Performance-based rewards include annual incentive awards, PSU awards and gains on stock option exercises. These “clawback” provisions apply to a larger group of employees (any employee designated at any time as an officer-level employee in the Company’s payroll system) than the statutory recoupment provisions under Section 304 of the Sarbanes-Oxley Act (which only applies to the chief executive officer and chief financial officer).

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal years ended May 30, 2010, May 31, 2009, and May 25, 2008.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(1)(6)	Total
Clarence Otis, Jr.	2010	946,800	0	1,783,697	2,879,930	1,673,900	0	372,376	7,656,703
Chairman and	2009	992,146	498,100	1,707,981	2,492,533	657,400	0	313,404	6,661,564
Chief Executive Officer	2008	922,327	0	1,183,901	1,870,463	972,500	0	301,458	5,250,649

Andrew H. Madsen	2010	767,800	0	895,087	1,445,207	1,102,900	0	478,691	4,689,685
President and	2009	807,640	328,800	942,807	1,375,873	434,000	0	394,624	4,283,744
Chief Operating Officer	2008	731,362	0	871,355	1,376,662	742,800	0	412,497	4,134,676

C. Bradford Richmond	2010	424,000	0	445,941	719,980	562,200	0	202,454	2,354,575
Senior Vice President and	2009	445,231	167,300	426,995	623,131	220,800	0	163,082	2,046,539
Chief Financial Officer	2008	412,020	0	365,042	576,727	386,700	0	155,134	1,895,623

David T. Pickens	2010	517,500	0	431,238	696,257	742,800	0	312,650	2,700,445
President, Olive Garden	2009	538,034	212,700	454,216	662,855	389,600	0	260,156	2,517,561
	2008	489,304	0	419,800	663,229	494,200	0	234,487	2,301,020

Eugene I. Lee, Jr.(7)	2010	514,600	0	430,941	695,764	591,300	0	165,763	2,398,368
President, Specialty Restaurant Group	2009 2008	522,531 326,923	188,100 150,000	454,216 1,197,765	662,855 1,929,372	91,800 554,491	0 0	113,998 95,537	2,033,500 4,254,088

(1)	Amounts reflect the actual base salary and incentive payments earned by the NEO in fiscal 2010, fiscal 2009 and fiscal 2008, including any deferred amounts reported in the Non-Qualified Deferred Compensation Table. Beginning June 1, 2009, our officers, including the NEOs, no longer are eligible for the vacation cash-in program which allowed employees to receive cash payments for the value of any accrued but unused vacation. The salary amount for 2008 has been adjusted to include vacation cash-in payments if applicable.

(2)	The Company made variable incentive payments for fiscal 2010, fiscal 2009 and fiscal 2008 based on achieving performance metrics that were established under the Company’s MIP. These incentive payments are reported in the “Non-Equity Incentive Plan Compensation” column of this table.

(3)	Amounts in these columns represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) for each of fiscal 2010, fiscal 2009 and fiscal 2008. The assumptions used in calculating these amounts in accordance with ASC Topic 718 are included in Note 1 (under the heading Stock-Based Compensation) to the Company’s audited financial statements included in the Company’s 2010 Annual Report to Shareholders.

(4)	Amounts in this column are awards earned under the MIP for fiscal 2010, fiscal 2009 and fiscal 2008 and were determined based on the NEO’s actual salary earned, his normal incentive percentage, which varies by position and level, his individual performance rating and, with respect to our restaurant brands, determined by performance against goals established at the beginning of fiscal 2010. The grant of annual incentives under the MIP is described in greater detail in “Compensation Discussion and Analysis—Elements of the Total Rewards Program—Annual Incentive Awards.”

(5)	Amounts deferred into the FlexComp Plan do not receive above market or preferential earnings, but rather receive rates of return that match the returns on the investment options available under the Darden Savings Plan as described under the heading “Non-Qualified Deferred Compensation.”

(6)	All Other Compensation for fiscal 2010 consists of the following amounts:

Name(a)	Perks and Other Personal Benefits ($)(a)	Tax Reimbursements ($)(b)	Company Contributions to Defined Contribution Plans ($)(c)	Insurance Premiums ($)(d)	Dividends or Earnings on Stock or Option Awards ($)(e)	Other ($)(f)	Totals ($)
Clarence Otis, Jr.	51,279	9,037	203,104	7,461	99,315	2,180	372,376
Andrew H. Madsen	54,142	3,270	345,705	7,461	66,409	1,704	478,691
C. Bradford Richmond	18,647	0	149,804	7,340	23,991	2,672	202,454
David T. Pickens	17,714	0	251,682	8,851	32,699	1,704	312,650
Eugene I. Lee, Jr.	21,434	0	79,957	5,960	56,462	1,950	165,763

(a)	Includes the aggregate incremental costs to the Company for personal use of a Company car and Company aircraft, financial counseling reimbursement, and executive physicals. None of these perquisites had a value exceeding the greater of $25,000 or 10 percent of total perquisites for a NEO except the value of aggregate incremental cost of the Company aircraft of $26,787 for Mr. Otis. The Company calculates the aggregate incremental cost of the personal use of Company aircraft based on an hourly charge that includes the cost of fuel, trip-related maintenance, crew travel, onboard catering, landing and license fees and contract labor. Since the Company aircraft is primarily for business travel, we do not include the fixed costs that do not change based on usage such as pilots’ salaries, the cost to purchase the aircraft and the cost of maintenance not related to trips. Family members of executives and their invited guests occasionally fly on Company aircraft as additional passengers on business flights or on business-related flights that may be characterized as personal use. In those cases, the aggregate incremental cost to the Company for the family member or guest is de minimis.

(b)	Tax reimbursements relate to non-cash awards made to the NEO described in footnote (f) and business-related travel on corporate aircraft.

(c)	Amounts in this column represent Company contributions under the FlexComp Plan, our non-qualified deferred compensation plan. Company contributions under the FlexComp Plan are deferred in accordance with participants’ elections pursuant to the terms of the FlexComp Plan. These Company contributions are included in the “All Other Compensation” column. Salary or bonus deferred by a NEO into the FlexComp Plan is reported in the “Salary” column or the “Non-Equity Incentive Plan Compensation” column.

(d)	Represents the cost to the Company for providing life, dependent life, and long-term disability insurance.

(e)	Under the 2002 Stock Incentive Plan, the NEOs received dividends or dividend equivalents for unvested awards of restricted stock, restricted stock units and PSUs. Since May 31, 2009 we have not paid current dividends on equity grants to our NEOs, but rather accrue them for payment when the awards or shares are earned and vested.

(f)	Each NEO received a non-cash award associated with the annual celebration for the company’s top-performing general managers.

(7)	See “—Potential Payments Upon Termination of Change of Control—Agreement with Mr. Lee” below for information regarding the agreement between Mr. Lee and the Company in connection with the RARE acquisition.

Grants of Plan-Based Awards for Fiscal 2010

Management and Professional Incentive Plan. Annual and long-term incentive awards are granted by the Committee to executive officers under the MIP, and in the case of equity and equity based awards, the 2002 Plan described below. Awards are a combination of cash, stock or stock-based awards, or PSUs. The criteria for awards pursuant to the MIP are described under “Compensation Discussion and Analysis—Elements of the Total Rewards Program—Annual Incentive Awards” and “—Long-Term Incentives.”

2002 Plan. The 2002 Plan provides for the grant of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards and other stock and stock-based awards to employees, officers, consultants, advisors and independent directors providing services to the Company or any of our affiliates that the Committee determines is an eligible person. Up to an aggregate of 12,700,000 shares of our common stock can be issued pursuant to awards granted under the 2002 Plan, subject to adjustment pursuant to a stock split or other recapitalization in order to prevent dilution or enlargement of the benefits intended under the 2002 Plan. As of May 30, 2010, approximately 2,016,269 shares of common stock remained available for future awards under the 2002 Plan. For additional information, please see “Proposal 2—Approval of Amended Darden Restaurants, Inc. 2002 Stock Incentive Plan.”

Subject to approval by our shareholders at the annual meeting, the Board of Directors has amended the 2002 Plan to provide for the issuance of up to an aggregate of 18,300,000 shares of our common stock under the 2002 Plan, subject to adjustment pursuant to a stock split or other recapitalization in order to prevent dilution or enlargement of the benefits intended under the 2002 Plan. See “Proposal 2—Approval of Amended Darden Restaurants, Inc. 2002 Stock Incentive Plan.”

The following table sets forth certain information with respect to equity and non-equity plan-based awards granted during fiscal 2010 under the MIP, and the 2002 Plan to each of the NEOs.

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards (6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Clarence Otis, Jr.	7/29/09	0	1,378,500	2,272,300	0	53,986	80,979	0	268,901	32.55	4,615,662
Andrew H. Madsen	7/29/09	0	908,300	1,497,200	0	27,091	40,637	0	134,940	32.55	2,316,224
C. Bradford Richmond	7/29/09	0	463,000	763,200	0	13,497	20,246	0	67,225	32.55	1,153,929
David T. Pickens	7/29/09	0	565,100	931,500	0	13,052	19,578	0	65,010	32.55	1,115,899
Eugene I. Lee, Jr.	7/29/09	0	561,900	926,300	0	13,043	19,565	0	64,964	32.55	1,115,117

(1)	The grants for Mr. Otis and Mr. Madsen were recommended by the Compensation Committee and approved by the independent members of the Board and the grants made to the other NEOs were approved by the Compensation Committee.

(2)	The amounts in these columns represent the potential annual cash incentive that may be earned under the MIP by each NEO. The annual ranges are calculated with the current salary and incentive percent for each NEO at the time of approval. Actual payouts to the NEOs based on fiscal 2010 performance are reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(3)	The NEOs received grants of PSUs under the 2002 Plan. These units will vest only if certain performance thresholds relating to sales growth and diluted net earnings per share growth are achieved. The units have the ability to vest at the end of a three year performance period. When performance exceeds targeted results, additional units vest; conversely, when performance is below targeted levels, fewer or no units vest. These PSUs are described more fully under the heading “Compensation Discussion and Analysis—Elements of the Total Rewards Program—Long-term Incentives.”

(4)	The NEOs received grants of non-qualified stock options under the 2002 Plan. These non-qualified stock options vest 50 percent on the third and fourth anniversaries of the grant date.

(5)	All options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value under the 2002 Plan has been determined by the Compensation Committee to be the closing price of the common stock on the NYSE as reported in the consolidated transaction reporting system on the grant date or, if such exchange is not open for trading on such date, on the most recent preceding date when such exchange is open for trading.

(6)	Assumptions used in the calculation of these amounts are included in Note 1 to the Company’s audited financial statements included in the Company’s 2010 Annual Report to Shareholders.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the total outstanding equity awards as of May 30, 2010 for each of the NEOs.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Restricted Stock		PSU Awards
						Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)(2)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Clarence Otis, Jr.	4/1/02	27,318	—	26.14	4/1/12
	6/19/02	100,000	—	27.27	6/19/12
	12/23/02	15,000	—	20.86	12/23/12
	6/19/03	90,000	—	19.32	6/19/13
	6/15/04	80,000	—	21.16	6/15/14
	11/29/04	75,000	—	27.22	11/29/14
	6/16/05	175,000	—	33.10	6/16/15
	6/15/06	76,355	76,356	35.81	6/15/16
	7/25/07	—	126,042	42.68	7/25/17
	7/23/08	—	234,481	33.44	7/23/18
	7/29/09	—	268,901	32.55	7/29/19
						22,878	981,466	124,816	5,354,606
Andrew H. Madsen	4/1/02	3,615	—	26.14	4/1/12
	6/19/02	72,000	—	27.27	6/19/12
	6/19/03	80,000	—	19.32	6/19/13
	6/15/04	70,000	—	21.16	6/15/14
	11/29/04	55,000	—	27.22	11/29/14
	6/16/05	145,000	—	33.10	6/16/15
	6/15/06	56,197	56,198	35.81	6/15/16
	7/25/07	—	92,767	42.68	7/25/17
	7/23/08	—	129,433	33.44	7/23/18
	7/29/09	—	134,940	32.55	7/29/19
						18,139	778,163	71,705	3,076,145
C. Bradford Richmond	6/19/02	26,000	—	27.27	6/19/12
	6/19/03	21,000	—	19.32	6/19/13
	6/15/04	21,250	—	21.16	6/15/14
	6/16/05	20,750	—	33.10	6/16/15
	6/15/06	7,381	7,381	35.81	6/15/16
	12/1/06	11,557	11,557	40.04	12/1/16
	7/25/07	—	38,863	42.68	7/25/17
	7/23/08	—	58,620	33.44	7/23/18
	7/29/09	—	67,225	32.55	7/29/19
						3,292	141,227	32,654	1,400,857

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Restricted Stock		PSU Awards
						Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)(2)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David T. Pickens	6/19/02	35,000	—	27.27	6/19/12
	6/19/03	31,500	—	19.32	6/19/13
	6/15/04	31,500	—	21.16	6/15/14
	11/29/04	30,000	—	27.22	11/29/14
	6/16/05	66,500	—	33.10	6/16/15
	6/15/06	29,715	29,715	35.81	6/15/16
	7/25/07	—	44,692	42.68	7/25/17
	7/23/08	—	62,357	33.44	7/23/18
	7/29/09	—	65,010	32.55	7/29/19
						8,924	382,840	35,008	1,501,843
Eugene I. Lee, Jr.	2/10/04	3,305	—	30.60	2/10/14
	2/8/05	42,676	—	35.76	2/8/15
	2/8/06	73,030	—	35.51	2/8/16
	2/13/07	32,115	—	35.94	2/13/17
	10/1/07	—	129,055	43.00	10/1/17
	7/23/08	—	62,357	33.44	7/23/18
	7/29/09	—	64,964	32.55	7/29/19
						27,855	1,194,980	23,910	1,025,739

(1)	All option awards are non-qualified stock options that expire ten years from the date of grant. Except where noted, the vesting schedule for the non-qualified stock options granted to NEOs is 50 percent on the third and fourth anniversaries of the grant date. For Mr. Richmond, who became our CFO on December 1, 2006, the non-qualified stock option grants made prior to that date vested in thirds on the second, third and fourth anniversaries of the grant date. For Mr. Lee, options granted prior to October 1, 2007 appearing in the table are the result of options for RARE common stock that were converted into options for Darden common stock in connection with the RARE acquisition.

(2)	With the exception of Mr. Lee, all shares reflected in this column represent the awards of performance restricted stock granted in fiscal years 2000 through 2006. The performance restricted stock awards fully vest in ten years and have the opportunity to accelerate vesting in each of the first five anniversaries following the grant date when performance goals are achieved. The market value of the performance restricted stock awards is based on a per share value of $42.90, the closing market price of our common shares on the NYSE on May 30, 2010. Shares reflected in the column for Mr. Lee include 27,855 shares of Darden restricted stock granted to Mr. Lee on October 1, 2007 pursuant to an agreement with Mr. Lee. For additional information, see “Potential Payments Upon Termination or Change of Control—Agreement with Mr. Lee.”

(3)	All units reflected in this column represent PSU awards granted in fiscal years 2007, 2008, 2009 and 2010. The terms of the PSU awards are more fully described in footnote 3 of the Grants of Plan-Based Awards table. The market value of outstanding stock awards is based on a per share (or unit) value of $42.90, the closing market price of our common shares on the NYSE on May 30, 2010.

Option Exercises and Stock Vested for Fiscal 2010

The following table summarizes the number of option awards exercised and restricted stock and restricted stock units vested during fiscal 2010 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Clarence Otis, Jr.	137,500	3,668,800	15,238	502,549
Andrew H. Madsen	85,776	2,383,587	12,463	411,030
C. Bradford Richmond	37,500	967,030	1,587	52,339
David T. Pickens	93,600	2,517,048	5,914	195,044
Eugene I. Lee, Jr.(3)	145,455	2,315,418	8,163	318,275

(1)	The value realized equals the difference between the closing market price of our common stock on the NYSE on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2)	The value realized equals the closing market price of our common stock on the NYSE on the vesting date multiplied by the number of shares acquired on vesting.

(3)	The option and stock awards for Mr. Lee resulted from the conversion of RARE stock options and restricted stock into Darden stock options and restricted stock in connection with the RARE acquisition.

Pension Benefits

Under the Retirement Income Plan (“RIP”), Mr. Richmond and Mr. Pickens will receive estimated monthly aggregate benefits at normal retirement (age 62) of $361 and $1,434, respectively. Early retirement benefits are available as early as age 55 at a reduced benefit level. Benefits are fixed because the NEOs no longer participate in the plans. All benefits are distributed in cash as monthly payments and are not eligible for lump sum distributions.

The table below shows the present value of accumulated benefits payable to each NEO, including the years of service credited to each NEO, under the RIP, determined using interest rate and mortality rate assumptions used in Note 17 to the Company’s audited financial statements included in the Company’s 2010 Annual Report to Shareholders. The number of credited service years shown below are fixed and do not reflect actual years of service as plan benefits are frozen. The accumulated benefit shown below is based on the highest benefit option which is “Single Life Annuity.” Other actuarially equivalent optional payouts include Joint and Survivor 50 percent, Joint and Survivor 100 percent, and Ten Year Certain. Early retirement benefits are available as early as age 55 at a reduced benefit level.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Clarence Otis, Jr.	NA	—	—	—
Andrew H. Madsen	NA	—	—	—
C. Bradford Richmond	Retirement Income Plan	7.10	26,343	—
David T. Pickens	Retirement Income Plan	15.70	120,899	—
Eugene I. Lee, Jr.	NA	—	—	—

Our NEOs, along with other employees who are ineligible to participate in our qualified retirement plans, participate in the FlexComp Plan, which was designed to provide benefits in lieu of qualified retirement plans maintained by us and by General Mills. The FlexComp Plan is described under the heading “Non-Qualified Deferred Compensation” below.

Non-Qualified Deferred Compensation

We maintain the FlexComp Plan, a non-qualified deferred compensation plan, for our executive officers and certain employees who are not eligible to participate in the Darden Savings Plan.

The FlexComp Plan permits participating executive officers to defer receipt of up to 25 percent of their base salaries and up to 100 percent of their annual incentive compensation. Amounts deferred under the FlexComp Plan are payable in cash on the date or dates selected by the participant in accordance with the terms of the FlexComp Plan or on such other dates specified in the FlexComp Plan. Deferred amounts are credited with rates of return based on the performance of several investment alternatives (which mirror the returns credited in the Darden Savings Plan, the Company’s qualified 401(k) savings plan), as selected by the participant. During fiscal 2010, Mr. Otis and Mr. Lee made contributions to the FlexComp Plan.

We also make certain contributions to executive officers’ accounts under the FlexComp Plan which are designed to provide benefits in lieu of qualified retirement and savings plans. Our executive officers, along with other employees who are ineligible to participate in our qualified retirement and savings plans, participate in the FlexComp Plan. One portion of our annual contribution to the FlexComp Plan ranges from 1.5 percent to 7.2 percent of the executive officer’s eligible annual earnings as described in “Compensation Discussion and Analysis—Elements of the Total Reward Program—Non-Qualified Compensation Plans,” as identified in the qualified retirement plans, based on our performance. For executive officers hired on or prior to June 25, 2000, which includes all of the NEOs in the Summary Compensation table except Mr. Otis and Mr. Lee, the second portion of our annual contribution ranges from 2 percent to 20 percent of the executive officer’s eligible annual earnings, based on the NEOs age and, if applicable, the years of service during which the NEO was covered by our qualified retirement plan.

Executive officers hired after June 25, 2000, receive an annual contribution of 4 percent of the executive officer’s eligible annual earnings in place of the age and service contributions. These contribution amounts are deferred in accordance with participants’ elections and the terms of the FlexComp Plan or, if not deferred, are paid in cash as soon as practicable following the end of each FlexComp Plan year. Effective with the fiscal 2008 awards, participants no longer have the option of having annual contributions paid in cash following the end of the year in which such contributions are made, and instead must defer those contributions in accordance with the terms of the FlexComp Plan.

Participants who elect to defer receipt of contributions to the FlexComp Plan may elect to have the contributions credited with rates of return based on several investment alternatives, which mirror the returns credited in the Darden Savings Plan. Except for the Darden Company Stock Fund, investment selections may be changed daily. The plan does not have a guaranteed rate of return or guaranteed retirement benefit. The table below shows the funds available under the Darden Savings Plan and their rate of return for the twelve months ended May 30, 2010, as reported by the administrator of the Darden Savings Plan.

Deferred amounts under FlexComp are generally paid following separation from employment and are normally made in the form of a single sum cash payment. Participants may also elect to be paid in the form of 5-year or 10-year annual installment payments.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Aston/Tamro Small Cap (I)	28.14%	Vanguard Target Retirement 2015 Fund	16.06%
American Funds Europacific Growth Fund (A)	8.92%	Vanguard Target Retirement 2020 Fund	16.96%
Darden Company Stock Fund	21.19%	Vanguard Target Retirement 2025 Fund	17.74%
Darden ESOP Stock Fund	21.73%	Vanguard Target Retirement 2030 Fund	18.61%
Davis New York Venture Fund (A)	19.03%	Vanguard Target Retirement 2035 Fund	19.16%
Harbor Capital Appreciation Fund (I)	18.80%	Vanguard Target Retirement 2040 Fund	19.13%
PIMCO Total Return Fund (I)	12.18%	Vanguard Target Retirement 2045 Fund	19.09%
Riversource Trust Stable Capital Fund II	3.06%	Vanguard Target Retirement 2050 Fund	19.07%
Vanguard Extended Market Index Fund (Inv)	34.00%	Vanguard Target Retirement Income Fund	11.84%
Vanguard Institutional Index Fund (I)	21.06%	Vanguard Total Bond Market Index Fund (Inv)	8.13%
Vanguard Target Retirement 2005 Fund	13.09%	Vanguard Total International Stock Index Fund	8.47%
Vanguard Target Retirement 2010 Fund	14.98%	Wellington Trust Mid Cap Opp Series	29.44%

The following table provides additional information concerning the FlexComp Plan account for each NEO, including the contributions made by the NEOs and by Darden to the FlexComp Plan during fiscal 2009 and the aggregate FlexComp balance as of the fiscal year ended May 30, 2010.

Name	Executive Contributions in Last FY (1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance FY 2010
Clarence Otis, Jr.	28,222	139,167	417,628	—	2,889,692
Andrew H. Madsen	—	252,213	278,976	—	3,087,326
C. Bradford Richmond	—	108,583	226,202	—	1,501,566
David T. Pickens	—	198,760	187,929	—	1,433,344
Eugene I. Lee, Jr.	33,699	46,393	99,769	—	704,580

(1)	Reflects the deferred amounts for each of the NEOs which is reported as compensation to such NEO in the Summary Compensation Table under the “Salary” column.

(2)	Reflects the Company’s fiscal 2010 annual contribution to the FlexComp Plan made in July 2009 for the account of the NEOs. The fiscal 2010 Company contributions made in July 2010, if deferred, are not reported in this table.

Potential Payments upon Termination or Change of Control

Apart from the MCAs and an agreement with Mr. Lee and discussed below under “Payments Made Upon a Change of Control,” and “Agreement with Mr. Lee” the Company has not entered into any employment agreements with the NEOs. The following summarizes the potential payments to be made to NEOs upon termination of their employment or a change of control of the Company.

Payments Made Upon Any Termination of Employment. Regardless of the manner in which a NEOs employment terminates, the NEO is entitled to receive amounts earned during the NEO’s term of employment. Such amounts include:

•	Accrued but unpaid base salary through the date of termination;

•	Long-term incentive grants for the most recently completed cycle;

•	Unreimbursed employment-related expenses and other benefits owed to the NEO under the Company’s employee benefit plans or policies;

•	Accrued but unpaid vacation pay; and

•	The NEO’s Darden Savings Plan and FlexComp Plan account balances.

These payments made upon termination do not differ from payments made upon termination to all employees. In addition, the NEO will continue to be able to exercise any vested stock options for a period of three months following termination of employment, or for a longer period if the NEO is eligible for early or normal retirement or in certain other situations described below.

Payments Made Upon Early Retirement. In the event of the early retirement of a NEO who has reached age 55 with ten or more years of service, in addition to the items identified under the heading “Payments Made Upon Any Termination of Employment”:

•	The NEO will vest in all outstanding options granted prior to June 15, 2006, and be allowed to exercise such options for the remainder of the original term;

•

The NEO will be entitled to receive a pro-rated share of each option granted from and after June 15, 2006, and be allowed to exercise such option for the lesser of five years or the remainder of the original term;

•	The NEO will continue to vest in grants of restricted stock for the remainder of the original term provided required deposit shares are held for grants made prior to June 2006;

•	The NEO will continue to vest in a pro-rated share of grants of PSUs based on Company performance for the remainder of the original PSU performance period;

•	The NEO will be eligible to continue to receive health and welfare benefits through our retiree medical program, with a portion of the premiums paid by the NEO;

•	The Company will reimburse the NEO for up to one year’s allowance of financial planning services incurred in the subsequent year;

•	The NEO will be entitled to receive a distribution of any balance held under the qualified savings plan (the Darden Savings Plan) if applicable, and

•	The NEO will receive a monthly benefit under the qualified retirement plan (the RIP) if applicable.

Payments Made Upon Normal Retirement. In the event of the retirement of a NEO who has reached age 65 with five or more years of service, in addition to the items identified under the heading “Payments Made Upon Any Termination of Employment”:

•	The NEO will vest in all outstanding options and be allowed to exercise such options for the remainder of the original term;

•

The NEO will continue to vest in grants of restricted stock and restricted stock units for the remainder of the original term provided required deposit shares are held for grants made prior to June 2006;

•	The NEO will continue to vest in grants of PSUs based on Company performance for the remainder of the original PSU performance period;

•	The NEO will be eligible to continue to receive health and welfare benefits through our retiree medical program, with a portion of the premiums paid by the NEO;

•	The Company will reimburse the NEO for up to one year’s allowance of financial planning services incurred in the subsequent year; and

•

The NEO will be entitled to receive a distribution of any balance held under the qualified savings plan (the Darden Savings Plan) if applicable, and will receive a monthly benefit under the qualified retirement plans (the RIP) if applicable.

Payments Made Upon Disability. The Company pays for long-term disability coverage for the NEOs and the amount paid for the insurance is included in the “All Other Compensation” column in the Summary Compensation Table. All employees have the ability to purchase long-term disability coverage. In the event of disability, the NEO will receive the items identified under the heading above “Payments Made Upon Any Termination of Employment.” In addition, the NEO is entitled to the following benefits, which are also available to employees with disability coverage:

•	Up to two-thirds of eligible pay with a maximum annual benefit of $180,000 payable to age 65;

•	Continued eligibility for group medical coverage; and

•	Continued life insurance and Company retirement contributions up to age 65.

Payments Made Upon Death. The Company pays for life insurance coverage for the NEOs and the amount paid for the insurance is included in the “All Other Compensation” column in the Summary Compensation Table. The life insurance benefit for the NEOs is equal to four times salary and bonus with maximum amount of coverage of $1,500,000. For accidental death, the benefit is twice the amount of the regular coverage with a maximum amount of coverage of $3,000,000. An additional $500,000 may be paid if death is attributable while traveling on business. These benefits would be paid from term life insurance policies maintained by the Company. In the event of death, the estate of the NEO will receive the items identified under the heading above entitled “Payments Made Upon Any Termination of Employment.”

Stock options, restricted stock, restricted stock units and PSUs granted prior to June 15, 2006 will vest pro-rata based on the number of full months completed in the vesting period and stock options will be exercisable for the remainder of the original term. Stock options, restricted stock, restricted stock units and PSUs granted on or after June 15, 2006, will vest in full and stock options granted on or after June 15, 2006, will be exercisable for the lesser of five years or the remainder of the original term.

Payments Made Upon Involuntary Termination without Cause. In general, the Company may, but is not obligated to, provide separation pay and benefits to its employees in the event the employee is involuntarily terminated without cause or resignation. If provided, the separation pay and benefits available are generally contingent upon the Company receiving a general release of claims from the employee. In addition to the items identified under the heading above entitled “Payments Made Upon Any Termination of Employment,” such payments to an executive officer may include such severance benefits as the Company may determine to be appropriate under the specific circumstances.

If the executive’s age and service equals 70 years and the executive is involuntarily terminated without cause, accelerated vesting will be applied to a pro rata portion of the outstanding stock options and other stock awards. For grants made between March 21, 2001 and June 14, 2006, stock options will be exercisable for the lesser of two years or the remainder of the original term. For grants made on or after June 15, 2006, the options will be exercisable for the lesser of five years or the remainder of the original term.

Payments Made Upon a Change of Control. As of May 30, 2010, we had MCAs with all of our NEOs. In order to conform to what the Company believes are current best practices for executive change of control severance agreements by comparable companies, effective July 23, 2009, our Board approved a revised standard form of MCA which was entered into by all of the NEOs in fiscal 2010. The revised form provides for severance payments equal to three times the amount of annual compensation (determined by the then-current base salary plus average cash bonus award during the preceding three years) and continuation of health and similar benefits for a three-year period if the executive officer is terminated without cause or voluntarily terminates employment with good reason within two years after a change of control. If the severance payments the executive officer would otherwise be entitled to receive would require the payment of excise taxes, then the amount of severance payments is reduced to the point that it eliminates by a margin of $1,000 any liability for such excise taxes, unless the severance payments provided under the agreement (with the executive bearing all responsibility for taxes) provides a net payment to the executive that is at least 10 percent higher than the net reduced amount. The revised agreements provide for an initial two-year term, and are extended on each anniversary date for two years from the anniversary date, unless prior notice is given by us that the agreement will not be extended. Under the revised standard form of the MCA, “Change of Control” means:

•

Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this section, the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company (an “Affiliated Company”) or (D) any acquisition pursuant to a transaction that complies with Sections 2(c)(i), 2(c)(ii) and 2(c)(iii);

•

Individuals who, as of the effective date of the revised standard form of MCA, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date thereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

•

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

•	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Under the revised standard form of the MCAs, “Cause” means:

•

An act or acts of fraud or misappropriation on the executive officer’s part which result in or are intended to result in the executive officer’s personal enrichment at the expense of the Company and which constitute a criminal offense under state or federal laws; or

•	Conviction of the executive officer of a felony.

Under the revised standard form of the MCAs, “Good Reason” means, without the express written consent of the executive:

•

The assignment to the executive officer of any duties inconsistent in any substantial respect with the executive officer’s position, authority or responsibilities as in effect during the 90-day period immediately preceding the effective date of the agreement;

•	Any other substantial adverse change in such position (including titles), authority or responsibilities;

•

Any failure by the Company to furnish the executive officer with base salary, target annual bonus opportunity, long-term incentive opportunity or aggregate employee benefits at a level equal to or exceeding those received by the executive officer from the Company during the 90-day period preceding the effective date of the agreement, other than (i) an insubstantial and inadvertent failure remedied by the Company promptly after receipt of notice thereof given by the executive officer or (ii) with respect aggregate employee benefits only, any failure resulting from an across-the-board reduction in employee benefits generally applicable to all similarly situated employees;

•

The Company’s requiring the executive officer to be based or to perform services at any office or location more than 30 miles from the office or location at which the executive officer was based as of immediately prior to the effective date of the agreement, except for travel reasonably required in the performance of the executive officer’s responsibilities;

•	Any failure by the Company to obtain the assumption and agreement to perform the agreement by a successor; or

•	Any failure by the Company to deposit amounts in the trust in accordance with the agreement.

We also have entered into trust agreements to provide for payments under the MCAs and our non-qualified deferred compensation plans, including the Director Compensation Plan, the MIP and the FlexComp Plan. Full funding is required upon a change of control of Darden. In addition, stock options, restricted stock, restricted stock units and PSUs issued under our stock plans are subject to accelerated vesting if we experience a change of control, as defined in those plans or related award agreements. The options will be exercisable for three months.

Agreement with Mr. Lee. We entered into an agreement with Mr. Lee dated August 13, 2007 in connection with the acquisition of RARE on October 1, 2007. The agreement extinguished most of Mr. Lee’s rights under his previous employment agreement with RARE, including the change in control provisions, but continued other provisions and confirmed the terms of his employment with Darden.

The agreement with Mr. Lee provides for an annual base salary of $500,000, and an annual bonus opportunity under Darden’s MIP equal to 60 percent of base salary. Mr. Lee received an initial equity compensation grant of stock options to acquire shares of Darden common stock and restricted shares of Darden common stock with a grant date value of $2,861,400, with two-thirds of the equity value granted as stock option and the remaining one-third as restricted shares. The restricted stock will vest on the fourth anniversary of the grant date and one-half of the options will vest on each of the third and fourth anniversaries of the grant date, all subject to his continued employment. If his employment is terminated by Darden without “cause” during the three-year period following the RARE acquisition, Mr. Lee will receive 18 months’ salary continuation, continued access to group life and health benefits and continued vesting of stock options and restricted stock. In consideration of these benefits, Mr. Lee relinquished his rights under his employment agreement with RARE; however, the non-competition, non-solicitation, and non-hire of employees and confidentiality covenants of his RARE agreement continue to apply during his employment with Darden and for specified periods thereafter. Specifically, he is subject to a non-solicitation of employees covenant and confidentiality covenant during his employment with Darden and for 24 months thereafter; and a non-competition covenant during his employment with Darden and for 18 months thereafter, and a non-hire of employees covenant during his employment with Darden and for 24 months thereafter.

The tables below reflect the amount of compensation payable to each of the NEOs under the current MCAs and the agreement with Mr. Lee in the event of termination of such executive officer’s employment upon voluntary termination, involuntary not-for-cause termination, termination for cause, termination following a change of control and in the event of death of the NEO. The amounts shown assume that such termination or change of control was effective as of May 30, 2010 and are estimates of the amounts that would be paid out to the executive officer upon their termination. The actual amounts to be paid out can only be determined at the time of such executive officer’s separation from the Company. Except for the fiscal 2010 annual cash incentive (MIP) and FlexComp Plan award, the tables do not reflect earned amounts identified under the heading “Payments Made Upon Any Termination.” Items such as pension benefits payable under the qualified retirement plans and Darden Savings Plan or FlexComp Plan account balances are identified under the Pension Benefits Table and the Non-Qualified Deferred Compensation Table, respectively.

Benefits and Payments Upon Termination	Voluntary Termination ($)	Involuntary Not For Cause Termination ($)		Involuntary For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in Control) ($)		Death ($)
Clarence Otis, Jr.
FY10 MIP Bonus(1)	1,673,900	1,673,900		1,673,900	1,673,900		1,673,900
FY10 FlexComp (Retirement Contribution)(2)	203,104	203,104		203,104	203,104		203,104
Cash Severance Benefit	—	—		—	2,723,762		—
Accelerated Vesting of Stock-based Awards(3)(4)	—	—		—	11,947,301		11,099,676
Miscellaneous Benefits	—	—		—	823,080	(7)	1,500,000	(5)
Excise Tax Gross-Up	—	—		—	—		—

Andrew H. Madsen
FY10 MIP Bonus(1)	1,102,900	1,102,900		1,102,900	1,102,900		1,102,900
FY10 FlexComp (Retirement Contribution)(2)	345,705	345,705		345,705	345,705		345,705
Cash Severance Benefit	—	—		—	3,191,252		—
Accelerated Vesting of Stock-based Awards(3)(4)	—	2,227,994	(6)	—	6,914,824		6,216,710
Miscellaneous Benefits	—	—		—	1,244,721	(7)	1,500,000	(5)
Excise Tax Gross-Up	—	—		—	—		—

C. Bradford Richmond
FY10 MIP Bonus(1)	562,200	562,200		562,200	562,200		562,200
FY10 FlexComp (Retirement Contribution)(2)	149,804	149,804		149,804	149,804		149,804
Cash Severance Benefit	—	—		—	961,393		—
Accelerated Vesting of Stock-based Awards(3)(4)	—	1,380,596	(6)	—	2,896,591		2,788,575
Miscellaneous Benefits	—	—		—	684,613	(7)	1,500,000	(5)
Excise Tax Gross-Up	—	—		—	—		—

David T. Pickens
FY10 MIP Bonus(1)	742,800	742,800		742,800	742,800		742,800
FY10 FlexComp (Retirement Contribution)(2)	251,682	251,682		251,682	251,682		251,682
Cash Severance Benefit	—	—		—	1,486,607		—
Accelerated Vesting of Stock-based Awards(3)(4)	—	1,542,589	(6)	—	3,377,873		3,042,947
Miscellaneous Benefits	—	—		—	1,094,396	(7)	1,500,000	(5)
Excise Tax Gross-Up	—	—		—	—		—

Benefits and Payments Upon Termination	Voluntary Termination ($)	Involuntary Not For Cause Termination ($)	Involuntary For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- Control) ($)		Death ($)
Eugene I. Lee, Jr.
FY10 MIP Bonus(1)	591,300	591,300	591,300	591,300		591,300
FY10 FlexComp (Retirement Contribution)(2)	79,957	79,957	79,957	79,957		79,957
Cash Severance Benefit	—	—	—	2,893,381		—
Accelerated Vesting of Stock-based Awards(3)(4)	—	—	—	3,492,775		3,500,902
Miscellaneous Benefits	—	—	—	529,660	(7)	1,500,000	(5)
Excise Tax Gross-Up	—	—	—	—		—

(1)	Reflects the annual cash incentive, which is also included in the Summary Compensation Table.

(2)	Reflects the annual FlexComp Plan award for fiscal 2010 paid in August 2010, which is also included in the Summary Compensation Table.

(3)	This value equals the difference between the closing market price of our common stock on the NYSE on May 30, 2010 of $42.90 and the exercise price, multiplied by the number of option shares subject to accelerated vesting upon termination.

(4)	This value is calculated based on the closing market price of our common stock on the NYSE on May 30, 2010 of $42.90.

(5)	The maximum life insurance benefit for normal death is $1,500,000; for accidental death, the maximum is $3,000,000; and an additional $500,000 may be paid if death is attributable to death while traveling on business. These benefits would be paid from term life insurance policies.

(6)	This amount represents the value of awards that would receive accelerated vesting because the NEOs age plus years of service would equal or exceed 70 as of May 30, 2010.

(7)	Miscellaneous benefits include welfare and other continuation benefits, post-retiree medical benefits and FlexComp Plan benefits.

AUDIT COMMITTEE REPORT

The Audit Committee. Our Audit Committee consists of five directors, each of whom is an independent director under our Corporate Governance Guidelines and as required by the NYSE listing standards and SEC regulations for audit committee membership. The Audit Committee acts under a written charter adopted by the Board, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee appoints our independent registered public accounting firm and is primarily responsible for:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The independent registered public accounting firm’s qualifications and independence; and

•	The performance of our internal audit function and independent registered public accounting firm.

Management is responsible for our internal controls, for the financial reporting process, and for providing a report assessing the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and an independent audit of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

Audit Committee Report. The Audit Committee has reviewed and discussed the audited consolidated financial statements with our management and discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from KPMG LLP, required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KMPG LLP its independence.

Based upon the reviews and discussions with management and KPMG LLP described above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 30, 2010 for filing with the SEC.

This report has been furnished by the members of the Audit Committee:

David H. Hughes, Chair

Christopher J. Fraleigh

Victoria D. Harker

Senator Connie Mack, III

Maria A. Sastre

INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM FEES AND SERVICES

Fees

The following table sets forth the aggregate fees billed or estimated to be billed to us by KPMG LLP for fiscal 2010 and fiscal 2009:

	Fiscal 2010	Fiscal 2009
Audit Fees	$1,500,000	$1,809,000
Audit-Related Fees	105,000	162,000
Tax Fees	352,300	211,276
All Other Fees	1,650	1,500
Total Fees	1,958,950	2,183,776

Audit Fees consist of fees paid to KPMG LLP for the audit of our annual financial statements included in the Annual Report on Form 10-K, review of our interim financial statements included in our Quarterly Reports on Form 10-Q, and services normally provided by our accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees. The services provided consisted in both years of audits of our employee benefit plans and the Darden Restaurants, Inc. Foundation.

Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning.

All Other Fees consist of fees other than the services reported above. The services provided consisted of a subscription to an accounting website.

Pre-Approval Policy

Pursuant to our policy on Pre-Approval of Audit and Non-Audit Services, a copy of which is available at www.darden.com, we discourage the retention of our independent registered public accounting firm for non-audit services. We will not retain our independent registered public accounting firm for non-audit work unless:

•	In the opinion of senior management, the independent registered public accounting firm possesses unique knowledge or technical expertise that is superior to that of other potential providers;

•	The approvals of the Chair of the Audit Committee and the CFO are obtained prior to the retention; and

•	The retention will not affect the status of the independent registered public accounting firm as “independent accountants” under applicable rules of the SEC, Independence Standards Board and NYSE.

The details regarding any engagement of the independent registered public accounting firm for non-audit services are provided promptly to the full Audit Committee. During fiscal 2010 and fiscal 2009, all of the services provided by KPMG LLP for the services described above related to Audit-Related Fees, Tax Fees, and All Other Fees were pre-approved using the above procedures and none were provided pursuant to any waiver of the pre-approval requirement.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Why did I receive a one-page Notice in the mail regarding the Availability of Proxy Materials this year instead of printed proxy materials?

In accordance with new rules recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to our shareholders, we have elected to furnish such materials to our shareholders by providing access to these documents over the Internet. Accordingly, on August 4, 2010, we sent a Notice of Availability of Proxy Materials to our shareholders of record and beneficial owners. You have the ability to access the proxy materials on a website referred to in such Notice or request to receive a printed set of the proxy materials.

Who is entitled to vote?

Record holders of our common shares at the close of business on Wednesday, July 21, 2010 are entitled to one vote for each common share they own. On July 21, 2010, approximately 138,459,684 shares of common stock were outstanding and eligible to vote. The shares held in our treasury are not considered outstanding and will not be voted or considered present at the meeting. There is no cumulative voting.

How do I vote?

Before the meeting, if you are a shareholder of record, you may vote your shares in one of the following three ways:

•	By Internet, by going to the website shown on your proxy card or Notice of Availability of Proxy Materials and following the instructions for Internet voting set forth on such proxy card or Notice;

•	If you reside in the United States or Canada, by telephone at the number shown on your proxy card and following the instructions on such proxy card; or

•	If you received or requested printed copies of the proxy materials by mail, by completing, signing, dating and returning the proxy card.

Telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. EDST on September 13, 2010.

Please use only one of the three ways to vote. Please follow the directions on your proxy card or Notice of Availability of Proxy Materials carefully. The Florida Business Corporation Act provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Internet or telephone voting procedures available to shareholders are valid and consistent with the requirements of applicable law.

If you return your signed proxy card or use Internet or telephone voting before the annual meeting, we will vote your shares as you direct. You have two choices for each director nominee—FOR or WITHHOLD—and three choices for each other matter to be voted upon—FOR, AGAINST or ABSTAIN.

If you are a shareholder of record and do not specify on your returned proxy card or through the Internet or telephone prompts how you want to vote your shares, we will vote them FOR the election of each of the 12 director nominees set forth in this proxy statement, FOR the approval of the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan, and FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 29, 2011.

If your shares are held in a brokerage account in your bank or broker’s name (“street name”), the proxy materials or Notice of Availability of Proxy Materials were forwarded to you by your bank or broker, who is considered the shareholder of record for purposes of voting at the annual meeting. If you received a proxy card, those shares held in street name were not included in the total number of shares listed as owned by you on the proxy card. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account. You should follow the voting instructions provided by your bank or broker. You may complete and mail a voting instruction card to your bank or broker or, if your bank or broker allows, submit voting instructions by telephone or the Internet.

A “broker non-vote” generally occurs when you fail to provide your broker with voting instructions at least ten days before the annual meeting and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the NYSE rules applicable to its member brokers. Broker non-votes are not counted as votes cast on a proposal, but the shares represented at the meeting by an executed proxy to which such non-votes relate are counted as present for the limited purpose of determining a quorum at the annual meeting. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm is considered a routine matter under current applicable rules. Neither the election of directors nor the proposal to approve the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan is considered to be a routine matter.

Ballots will be distributed during the meeting to anyone who wants to vote in person. If you hold your shares in street name, you must request a legal proxy from your bank or broker to vote in person at the meeting.

How do you recommend that I vote on these items?

The Board recommends that you vote FOR each of the named director nominees to the Board, FOR the approval of the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan, and FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2011.

Will my shares held in street name be voted if I do not provide my proxy?

If your shares are held in the name of a brokerage firm, your shares might be voted even if you do not provide the brokerage firm with voting instructions. Under the rules of the NYSE, on certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. At this time, the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm is considered a routine matter for this purpose, assuming that no shareholder contest arises as to this matter.

What if I change my mind after I vote?

You may change your vote or revoke your proxy at any time before the polls close at the meeting by:

•	Signing another proxy card with a later date and returning it to us prior to the meeting;

•	Voting again by Internet or telephone prior to the meeting as described on the proxy card; or

•	Voting again in person at the meeting.

You also may revoke your proxy prior to the meeting without submitting a new vote by sending a written notice to our Corporate Secretary that you are withdrawing your vote.

What shares are included on my proxy card?

If you received a proxy card by mail, your proxy card includes shares held in your own name and shares held in any Darden plan, including the Darden Shareowner Service Plus PlanSM and the Employee Stock Purchase Plan. You may vote these shares by Internet, telephone or mail, all as described on the enclosed proxy card and Notice of Availability of Proxy Materials.

How do I vote if I participate in the Darden Savings Plan?

If you hold shares in the Darden Savings Plan, which includes shares held in the Darden Stock Fund in the 401(k) plan, the Employee Stock Ownership Plan and after-tax accounts, these shares have been added to your other holdings on your proxy card if you received a proxy card by mail. You may direct the trustee how to vote your Darden Savings Plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, telephone or mail, as described on the proxy card or Notice of Availability of Proxy Materials. If you do not submit timely voting instructions to the trustee on how to vote your shares, your Darden Savings Plan shares will be voted by the trustee in the same proportion that it votes shares in other Darden Savings Plan accounts for which it did receive timely voting instructions.

What does it mean if I received more than one proxy card or Notice of Availability of Proxy Materials?

If you received more than one proxy card or Notice of Availability of Proxy Materials, it means you have multiple accounts with your brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, Wells Fargo, National Association, toll free at (877) 602-7596.

Who may attend the annual meeting?

The annual meeting is open to all holders of our common shares. To attend the meeting, you will need to register upon arrival. We also may verify your name on our shareholders’ list and ask you to produce valid identification. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Darden shares, it is possible that you may not be admitted to the meeting.

May shareholders ask questions at the annual meeting?

Yes. In order to give a greater number of shareholders an opportunity to ask questions, we may impose certain procedural requirements such as limiting repetitive or follow-up questions or requiring questions to be submitted in writing.

How many shares must be present to hold the annual meeting?

A majority of our outstanding common shares as of the record date must be present in person or by proxy at the meeting. This is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly returned a proxy by Internet, telephone or mail. Abstentions and “broker non-votes” also will be counted for purposes of establishing a quorum, as explained above under the question “How do I vote?”.

How many votes are required to approve each proposal?

Proposal 1: Elect 12 directors from the named director nominees.

The 12 director nominees receiving the highest number of “FOR” votes will be elected as directors. This number is called a plurality. Failing to vote or voting your proxy to withhold authority for all or some of the director nominees will have no effect on the election of directors. Broker non-votes will also have no effect on this proposal. However, under our bylaws, if a director nominee in an uncontested election does not receive at least a majority of the votes cast for the election of directors at any meeting at which a quorum is present, the director must tender his or her resignation to the Board, as more particularly described under the heading “Director Election Governance Practices.”

Proposal 2: Approve the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan.

In order to be approved, this proposal must receive the “FOR” vote of a majority of votes cast on the proposal at the meeting, including those voted by proxy card, Internet and telephone, provided that the total vote cast on the proposal represents a majority of shares outstanding on the record date. If you submit a properly executed proxy card or use the Internet or telephone to indicate “ABSTAIN” with respect to this proposal, your vote will be counted as cast. Accordingly, abstentions will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no effect on this proposal.

Proposal 3: Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2011.

Shareholder approval for the appointment of our independent registered public accounting firm is not required, but the Board is submitting the selection of KPMG LLP for ratification in order to obtain the views of our shareholders. Under Florida law, this proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal at the meeting, including those voted by proxy card, Internet and telephone. If you submit a properly executed proxy card or use the Internet or telephone to indicate “ABSTAIN” on this proposal, your vote will not be counted as cast. Accordingly, abstentions will have no effect on whether this matter is approved. Broker non-votes will also have no effect on this proposal. If the appointment of KPMG LLP is not ratified, the Audit Committee will reconsider its selection.

How will voting on “any other business” be conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the annual meeting other than the proposals described in this proxy statement. If any other business is properly presented at the annual meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

Where do I find the voting results of the meeting?

We will include the voting results in a Current Report on Form 8-K, which we will file within four business days after the date our 2010 Annual Meeting of Shareholders ends.

How do I submit a shareholder proposal, nominate directors or recommend director nominees, or submit other business for next year’s annual meeting?

If you wish to submit a proposal to be included in our proxy statement for our 2011 Annual Meeting of Shareholders, we must receive the proposal at our principal office on or before April 7, 2011. Please address your proposal to: Corporate Secretary, Darden Restaurants, Inc., 1000 Darden Center Drive, Orlando, Florida 32837.

Under our bylaws (which are subject to amendment at any time), if you wish to nominate a director or bring other business before the shareholders at our 2011 Annual Meeting, you must:

•	Notify our Corporate Secretary in writing on or before May 17, 2011; and

•	Include in your notice the specific information required by our bylaws.

If you would like a copy of our bylaws, we will send you one without charge on request. A copy of our bylaws also is available at www.darden.com.

If you wish to recommend a nominee for director, you should comply with the procedures provided in our Director Nomination Protocol available at www.darden.com as Appendix A to our Nominating and Governance Committee charter and discussed under the heading “Director Candidates Recommended by Shareholders.”

OTHER BUSINESS

Our Board knows of no other matters to be brought before the annual meeting. If any other matters are properly brought before the annual meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

We pay the costs of proxy solicitation, including the costs for mailing the Notice of Availability of Proxy Materials and preparing this proxy statement. We have engaged Georgeson Shareholder Communications, Inc. to assist us in soliciting proxies from our shareholders for a fee of $8,500, plus reimbursement of out-of-pocket expenses. In addition to Georgeson, our directors, officers and regular employees may, without additional compensation, solicit proxies personally or by telephone or other electronic communications. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

HOUSEHOLDING OF ANNUAL SHAREHOLDERS’ MEETING MATERIAL

SEC rules allow us to deliver a single copy of proxy statements, annual reports, prospectuses and information statements or Notice of Availability of Proxy Materials to any address shared by two or more of our shareholders. This method of delivery is called “householding” and can significantly reduce our printing and mailing costs and reduce the volume of mail you receive. Accordingly, we are delivering only one Notice of Availability of Proxy Materials or (if paper copies are requested) one proxy statement and 2010 Annual Report to multiple shareholders sharing an address, unless we received instructions to the contrary from one of more of the shareholders.

If you would like to receive more than one copy of the Notice of Availability of Proxy Materials or proxy statement and our 2010 Annual Report, we will promptly send you additional copies upon written or oral request directed to Broadridge Financial Services at toll free (800) 579-1639, or at www.proxyvote.com. The same phone number and address may be used to notify us that you prefer to receive your own copy of proxy and other materials in the future or to request future delivery of a single copy of proxy or other materials.

If your shares are held in street name, you may request information about householding from your bank or broker.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10 percent of our common shares to file with the SEC and NYSE reports of ownership and changes in ownership of our common shares. Directors, executive officers and greater than 10 percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of these reports furnished to us since the beginning of fiscal 2010 and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors and executive officers were timely satisfied during fiscal 2010.

AVAILABILITY OF ANNUAL REPORT TO SHAREHOLDERS

SEC rules require us to provide an Annual Report to shareholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 14, 2010: The Proxy Statement and our 2010 Annual Report to Shareholders are available without charge to shareholders upon written or oral request directed to Broadridge Financial Services at toll free (800) 579-1639 or at www.proxyvote.com.

YOUR VOTE IS IMPORTANT!

Please vote by telephone or the Internet or promptly mark, sign, date and return your proxy card if you received a proxy card by mail.

BY ORDER OF THE
BOARD OF DIRECTORS

Paula J. Shives
Senior Vice President,
General Counsel and Secretary

August 4, 2010

Appendix A

DARDEN RESTAURANTS, INC.

2002 STOCK INCENTIVE PLAN

Section 1. Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean the Compensation Committee of the Board. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g) “Company” shall mean Darden Restaurants, Inc., a Florida corporation.

(h) “Director” shall mean a member of the Board.

(i) “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(j) “Eligible Person” shall mean any employee, officer, consultant, advisor or non-employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the ~~mean of the high and low~~closing sales ~~prices~~price of the Shares on the New York Stock Exchange as reported in the consolidated transaction reporting system on such date or, if such Exchange is not open for trading on such date, on the most recent preceding date when such Exchange is open for trading.

(m) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(n) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(o) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(p) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(q) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(r) “Person” shall mean any individual, corporation, partnership, association or trust.

(s) “Plan” shall mean this Darden Restaurants, Inc. 2002 Stock Incentive Plan, as amended from time to time.

(t) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(u) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(v) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(w) “Shares” shall mean shares of Common Stock, without par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(x) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(y) “Stock Award” shall mean any Share granted under Section 6(e) of the Plan.

Section 3. Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including, without limitation, whether a Participant shall be required to deposit with the Company shares of Common Stock owned by the Participant as a condition to receiving an Award; (v) amend the terms and conditions of any Award or Award Agreement~~, provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant~~

~~price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means~~ (subject to the provisions in the second paragraph of Section 4(c) hereof); (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. In this regard, if any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A of the Code, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A of the Code shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also a senior executive officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

(c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be ~~12,700,000.~~ 18,300,000. Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Company and designated as treasury shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including shares of Restricted Stock, whether or not dividends have been paid on such shares), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

If, in connection with an acquisition of another company or all or part of the assets of another company by the Company or an Affiliate, or in connection with a merger or other combination of another company with the Company or an Affiliate, the Company either (i) assumes stock options or other stock incentive obligations of such other company, or (ii) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then the stock options or other stock incentive obligations so assumed or granted in substitution by the Company may, at the discretion of the Committee, be granted under the

Plan in lieu of under the applicable pre-existing plan of such other company but none of the Shares that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Company shall be charged against the limitations set forth in this Section 4(a) above.

Additionally, in the event that a company acquired by (or combined with) the Company or any Affiliate has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, at the discretion of the Committee, be used for Awards under the Plan in lieu of awards under the applicable pre-existing Plan of the other company and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares under the other company’s pre-existing plan shall not be made after the date awards or grants could have been made under the terms of the other company’s pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Affiliate prior to such acquisition or combination.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the Shares covered by such Award or to which such Award relates shall be counted, in accordance with this Section 4(b), on the date of grant of such Award against the aggregate number of Shares available for Awards under the Plan. With respect to Options and Stock Appreciation Rights, the number of Shares available for Awards under the Plan shall be reduced by one Share for each Share covered by such Award or to which such Award relates. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. With respect to any Awards that are granted after the annual meeting of shareholders of the Company to be held in 2006, other than Options and Stock Appreciation Rights, the number of Shares available for Awards under the Plan shall be reduced by two Shares for each Share covered by such Award or to which such Award relates. Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments. In the event ~~that the Committee shall determine~~ that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is ~~determined by the Committee to be appropriate~~necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall be required to adjust, in such manner as it may deem equitable, ~~adjust~~ any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards ~~and~~, (iii) the purchase or exercise price with respect to any Award, and (iv) the limitations contained in Section 4(d) of the Plan.

Except as described in the preceding paragraph, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel, exchange, substitute, buyout or surrender outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without shareholder approval.

(d) Award Limitations Under the Plan.

(i) Section 162(m) Limitation. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 1,000,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(ii) Limitation on Incentive Stock Options. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed ~~12,700,000,~~18,300,000, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

Section 5. Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company, or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards.

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that the term of each Option shall not exceed a period longer than 10 years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided, however, that the term of each Stock Appreciation Right shall not exceed a period longer than 10 years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The minimum vesting period of such Awards shall be three years from the date of grant, unless the Award is conditioned on performance of the Company or an Affiliate or on personal performance (other than continued service with the Company or an Affiliate), in which case the Award may vest over a period of at least one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement or a change in control of the Company.

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons.

(e) Stock Awards. The Committee is hereby authorized to grant to a Director, who is not also an employee of the Company or an Affiliate, Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(f), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

(g) General.

(i) Consideration for Awards. Subject to the provisions of Section 4(c), Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law~~; provided, however, that Options or Stock Appreciation Rights previously awarded to any Participant that are not in-the-money may not be used as consideration for the grant of any Award or cancelled and replaced with a grant of the same type of Award or of a different type of Award~~.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer or in installments, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment payments or the grant or crediting of Dividend Equivalents with respect to installment payments.

(iv) Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.

(v) Limits on Transfer of Awards. Except as otherwise provided by the Committee or the terms of this Plan, no Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, no Award and no right under any such Award shall be transferable by a Participant for consideration. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. Any Participant who is subject to Section 16 of the Exchange Act and has reached age 55 and has at least 10 years of service with the Company and its Affiliates may transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the

Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7. Amendment and Termination; Corrections.

(a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

(i) requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Sections 4(a) and 4(b) of the Plan;

(iii) increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;

(iv) ~~permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan; and~~ would require shareholder approval under Section 4(c); and

(v) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b)(ii) of the Plan.

(b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan including without limitation Section 4(c), the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding.

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

(c) No Rights of Shareholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law. The internal law, and not the law of conflicts, of the State of Florida, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Term of the Plan.

Awards may be granted under the Plan until the Plan is terminated by the Board or until all Shares available for Awards under the Plan have been purchased or acquired, provided, however, that ~~Incentive Stock Options~~no new Awards may ~~not be granted following July 26, 2012.~~be granted under the Plan more than ten years after the date the Plan, as amended, was most recently approved by the Company’s shareholders. The Plan shall remain in effect as long as any Awards are outstanding.

Approved by Board effective July 26, 2002, subject to shareholder approval

Approved by shareholders September 19, 2002

Amended March 19, 2003

Amended by Board effective June 16, 2006, subject to shareholder approval

Approved by shareholders September 15, 2006

Amended by Board effective June 20, 2008, subject to shareholder approval

Approved by shareholders September 12, 2008

Amended June 18, 2009

Amended by Board effective June 22, 2010, subject to shareholder approval

Appendix B—Glossary of Terms

•	CEO. Our chief executive officer.

•	CFO. Our chief financial officer.

•	COO. Our chief operating officer.

•	Compensation Committee or Committee. The Compensation Committee of our Board of Directors.

•	Committee’s Consultant. The compensation consultant retained from time to time (currently Towers Watson) by the Compensation Committee.

•

Diluted net earnings per share growth. Earnings per share (net income as reported in our financial statements, divided by diluted weighted-average shares) increase over the prior fiscal year. Diluted weighted-average shares include weighted-average shares outstanding plus the dilutive effect of share-based compensation.

•	Executive officers. The most senior executives of the Company designated as our “executive officers” in our most recent Form 10-K; currently twelve employees.

•	Knapp-Track™. A monthly sales and guest count tracking service for comparable restaurants. Knapp-Track™ measures the performance of all of Darden’s major competitors in the restaurant industry.

•

LTI. The Long-Term Incentive Program, which provides our officers reward opportunities tied to achieving sustained strong financial performance through both stock options and performance stock units (PSUs).

•	MIP. The Management and Professional Incentive Plan, which is our annual cash incentive plan.

•	NEO. Named Executive Officer. Our officers who are named in the Summary Compensation Table, as required by SEC rules.

•	Officers. Employees at the level of vice president and above; approximately 100 employees.

•	PSU. Performance Stock Units granted under our Performance Stock Unit program, a three- to five-year incentive plan that is part of our LTI program.

•

RARE Plan. The RARE Hospitality International, Inc. (RARE) Amended and Restated 2002 Long-Term Incentive Plan, which provides for the issuance of common stock in connection with awards of non-qualified stock options, incentive stock options, restricted stock and restricted stock units to any employee, officer, director, consultant or advisor of the Company who, as of September 30, 2007, was an employee, officer, director, consultant or advisor to RARE or its subsidiaries or affiliates.

•	S&P 500. A value weighted index of the prices of the common stock of 500 large companies, whose stock trades on either the New York Stock Exchange or the NASDAQ.

•	SARs. Stock appreciation rights.

•	SEC. The U.S. Securities and Exchange Commission.

•	Sales growth. Our total sales during the fiscal year compared to our total sales in the prior fiscal year.

•

Same-restaurant sales. A year-over-year comparison of each period’s sales volumes for our restaurants that have been open at least 16 months, including recently acquired restaurants, absent consideration of when the restaurants were acquired.

•	Senior officers. The group of senior executives of the Company; approximately twenty-five employees.

•

Total shareholder return. The total return on our shares over a specified time period, expressed as a percentage (calculated based on the change in our common stock price over the relevant measurement period and assuming reinvestment of dividends).

•

2002 Plan. The Darden Restaurants 2002 Stock Incentive Plan, as amended, which provides for the grant of stock options, SARs, restricted stock, restricted stock units, performance awards and other stock and stock-based awards to employees, officers, consultants, advisors and non-employee directors.

B-1

1000 DARDEN CENTER DRIVE ORLANDO, FL 32837

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DARDEN RESTAURANTS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.

1.        To elect a full Board of 12 directors from the named director nominees to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The 12 director nominees are as follows:

	☐	☐	☐

Nominees:
01)	Leonard L. Berry 07) William M. Lewis, Jr.
02)	Odie C. Donald 08) Senator Connie Mack, III
03)	Christopher J. Fraleigh 09) Andrew H. Madsen
04)	Victoria D. Harker 10) Clarence Otis, Jr.
05)	David H. Hughes 11) Michael D. Rose
06)	Charles A. Ledsinger, Jr. 12) Maria A. Sastre
					For	Against	Abstain
2. To approve the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan.					☐	☐	☐
3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 29, 2011.					☐	☐	☐
4. To transact such other business, if any, as may properly come before the meeting and any adjournment.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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M26223-P99785

DARDEN RESTAURANTS, INC.

Notice of Meeting and Proxy for

ANNUAL MEETING OF SHAREHOLDERS

September 14, 2010

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

This proxy is solicited by the Board of Directors for use at the Annual Meeting on September 14, 2010.

The undersigned hereby appoints Clarence Otis, Jr., C. Bradford Richmond and Paula J. Shives, and each of them, as proxies with full power of substitution, to vote all common shares which the undersigned has power to vote at the 2010 Annual Meeting of Shareholders of Darden Restaurants, Inc. to be held at 10:00 a.m. EDST on September 14, 2010, at the Hyatt Regency Orlando International Airport, Orlando, Florida, and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

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